                              EXHIBIT (10.1)(a)(3)

           ARIZONA HEALTH CARE COST CONTAINMENT SYSTEM ADMINISTRATION
                        DIVISION OF BUSINESS AND FINANCE

                             SOLICITATION AMENDMENT

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===================================================================================================================
AMENDMENT NUMBER:       SOLICITATION NUMBER:        EFFECTIVE DATE OF AMENDMENT:               PROGRAM:
           2                  YH6-0012                  October 1, 1996                         OMC/ LTC
===================================================================================================================
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OFFEROR'S NAME AND ADDRESS:

Ventana Health Systems, Inc
2510 W. Dunlap Avenue, Suite #300
Phoenix, AZ 85021


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PURPOSE OF AMENDMENT: (1) To answer questions from prospective offerors pertaining to the ALTCS RFP; (2) to make certain changes to the RFP text based on these questions.

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THE SOLICITATION REFERENCED ABOVE IS AMENDED AS FOLLOWS:




          This amendment has two purposes. The first is to make actual changes to the text of the RFP. The second is to answer questions from offerors in order to clarify existing text. The actual changes to the text are described on pages 2-3 of this amendment and are followed by the 30-page "ALTCS RFP Questions and Answers". Attached also are revised Attachments B (Minimum Network Standards), C (Encounter Submission Standards) and E (Sample Letter of Intent).






NOTE TO OFFERORS:
Please enter name and address above. A copy of this signature page only must be submitted with your proposal.



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EXCEPT AS PROVIDED FOR HEREIN, ALL TERMS AND CONDITIONS OF THE ORIGINAL
SOLICITATION REMAIN UNCHANGED AND IN FULL EFFECT.
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SIGNATURE OF AUTHORIZED REPRESENTATIVE:SIGNATURE OF AHCCCSA CONTRACTING OFFICER:
     James A. Burns
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TYPED NAME:                            TYPED NAME:  MICHAEL VEIT
    James A. Burns
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TITLE:                                 TITLE:       CONTRACTS & PURCHASING
   Chief Executive Officer                          ADMINISTRATOR
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DATE:                                  DATE:        MAY 6, 1996
   5-28-96

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
CHANGES TO THE RFP TEXT:


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RFP    RFP
PAGE   PARA.   OLD TEXT:                                NEW TEXT:                                PURPOSE OF CHANGE:
----------------------------------------------------------------------------------------------------------------------------------
15     D.9     The case manager shall make initial      The case manager shall make              To clarify that the five and ten
               contact with the member within five      initial contact with the member          day periods referred to here are
               days of enrollment, initial on-site      within five working days of              working days, not calendar
               contact with the member within 10        enrollment, initial on-site contact      days.
               days of enrollment                       with the member within 10
                                                        working days of enrollment.

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19     D.14    [Program Contractor name] will make      [Program Contractor name] will           To make the RFP consistent
               a final decision within 45 days of       make a final decision within 30          with AHCCCS Rules and
               getting your written grievance.          days of getting your written or oral     clarify that the member may file
                                                        grievance.                               a grievance orally as well as in
                                                                                                 writing and that the Program
                                                                                                 Contractor must make a final
                                                                                                 decision on the grievance within
                                                                                                 30 days, not 45.

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19     D.15    The effective date of enrollments        The effective date of enrollment         To correct an error in the RFP
               and disenrollments with the Program      with the Program Contractor is           regarding the disenrollment
               Contractor is two days after the date    two days after notification  to  the     effective date.
               the Program Contractor receives          Program Contractor.
               notification.                            Disenrollment is effective the end
                                                        of the month of discontinuance.

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24     D.28    For BEHAVIORAL HEALTH SERVICES, the      For BEHAVIORAL HEALTH SERVICES,          To change appointment
               Program Contractor shall be able to      the Program Contractor shall be          standards for behavioral health
               provide appointments as follows:         able to provide appointments as          services.
               a.   Emergency appointments within       follows:
                    24 hours of request                 a.  Emergency appointments
               b.   Non-emergency appointments              within 24 hours of referral.
                    within 7 days of request            b.  Behavioral Health Screening
                                                            within seven days of referral
                                                            for HCBS members.
                                                        c.  Non-emergency appointments
                                                            for nursing home residents:
                                                            within 30 days of referral.
                                                        d.  Non-emergency appointments
                                                            for HCBS members: within 30
                                                            days of behavioral health
                                                            screening.

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24     D.29    The Program Contractor is                The Program Contractor is                To delete the requirement of
               responsible for reporting all cases of   responsible for reporting all cases      reporting "inappropriate
               suspected fraud and abuse or             of suspected fraud and abuse by          practices" by subcontractors,
               inappropriate practices by               subcontractors, members or               members or employees.
               subcontractors, members or               employees.
               employees.

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28     D.37a   "Current ratio" is defined as
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       "Current assets divided by current      "Current assets divided by current        "current assets" consistent with
       liabilities"                            liabilities. Current assets include       that used in the acute care
                                               any long-term investments that can        program.
                                               be converted to cash within 24
                                               hours without significant penalty
                                               (i.e., greater than 20%).

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CHANGES TO THE RFP TEXT (CONT'D):



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
28     D.37b   "Equity per member" is defined as        "Equity per member" is defined as       To make the definition of "equity
               "Equity, less on-balance sheet           "Equity, divided by the number of       per member" consistent with that
               performance bond, divided by the         members at the end of the period."      used in the acute care program.
               number of members at the end of the
               period."

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Atch   All     Partial care services are required as    Partial care services are required as   To correct an error in the
B              "County-wide coverage"                   "Facility Location".  See revised       original RFP.
                                                        Attachment B included herein.

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Atch   2       (No reference)                           AHCCCSA reserves the right to           To clarify that AHCCCSA may
C                                                       change these sanction amounts during    change sanction amounts should
                                                        the term of the contract.               circumstances warrant.

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Atch   3       Current language makes no sanction       See revised Attachment C included       Attachment C has been revised to
C              exceptions for AHCCCS errors             herein.                                 clarify the program contractor's
                                                                                                sanction liability.

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Atch           (No reference.)                          See revised Attachment E, Letter of     All  offerors must use the revised
E                                                       Intent, enclosed herein.                Letter of Intent  which adds the
                                                                                                entry "Summary of Terms Attached?
                                                                                                Yes _____ No_____". If yes is
                                                                                                checked, the offeror must attach
                                                                                                documentation that addresses rates
                                                                                                , share of cost collection and/or
                                                                                                risk arrangements. The offeror may
                                                                                                add this documentation for Letters
                                                                                                of Intent that have already been
                                                                                                completed prior to this amendment
                                                                                                decision.

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                        ALTCS RFP - QUESTIONS AND ANSWERS

NOTE: Below the "Page #" in the left-hand column is the paragraph reference. "D.7", for example, means "Section D, Paragraph 7" of the RFP. "Def" refers to Section C, Definitions.

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

Page:    Offeror:
-----    --------
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1        APIPA          Q:   Will the final contract document contain the RFP with a signature and rate page on top (like the current acute care contracts) or a separate written contract document that incorporates the RFP?
                        A:   The RFP document, when signed on the front page by both parties, becomes the contract, just as in the acute care contracts.  Rates will be entered in Section B (page 2) of the RFP.

3        APIPA          Q:   What is meant by the term "recipient practices" in this definition of "abuse (by provider)"?  Is
Def                          "recipient" referring to provider actions, member actions, or both?
                        A:   This definition, taken verbatim from the Code of Federal Regulations, refers to actions taken by both providers and members, or "recipients". The term to be defined, then, should not have been limited to
                             "abuse (by provider)", but rather "abuse".

3        APIPA          Q:   Is an Adult Care Home required to coordinate necessary ALTCS HCBS services as required in the
Def                          definition of Adult Foster Care below?
                        A:   Refer to the AHCCCS Medical Policy Manual, Chapter 1200, Section 1230.

3        APIPA          Q:   Is an Adult Foster Care home required to provide personal care and/or custodial care services as
Def                          required in the definition of Adult Care Home above?
                        A:   Refer to the AHCCCS Medical Policy Manual, Chapter 1200, Section 1230.

3        APIPA          Q:   What is the definition of "custodial care services"?
Def                     A:   This term is not included in the definition of Adult Foster Care.

3        APIPA          Q:   Is the definition of an "adult" to mean an individual 21 years of age or older for this type of
Def                          facility?   (Definitions: Adult Foster Care)
                        A:   Age 18 and over is considered an adult.

3        APIPA          Q:   What are the minimum certification requirements for "attendants" providing Attendant Care
Def                          services to members?
                        A:   Refer to the AHCCCS Medical Policy Manual, Chapter 1200, Section 1240 and Chapter 1500,
                             Section 1540.

3        APIPA          Q:   Will it be the program contractors' responsibility to "credential" Attendant Care providers for
Def                          necessary certifications and experience?
                        A:   Yes.  Refer to the AHCCCS Medical Policy Manual, Chapter 1200, Section 1240 and Chapter
                             1500, Section 1540.

3        APIPA          Q:   Please define "companionship" and indicate to what extent it is a covered service?   (Definitions:
Def                          Attendant Care)
                        A:   Refer to the AHCCCS Medical Policy Manual, Chapter 1200, Section 1240 and Chapter 1500,
                             Section 1540.

4        APIPA          Q:   What is the definition of and/or required specifications to be a "contractor"?  Is the term intended
Def                          to be synonymous with "Program Contractor" (not defined)?
                        A:   We don't understand the purpose of your question.  Please re-state it with reference to a real or likely misunderstanding of a solicitation provision.


4        APIPA          Q:   Please clarify that the definition of a "program contractor" is defined by the second sentence of the
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def                          definition provided for the term "offeror".
                        A:   Your interpretation is correct; however, a program contractor may also be created by legislative mandate.

4        APIPA          Q:   Given that program contractors are required to initiate services within the timeframes outlined in
Def                          this Request for Proposal, is it reasonable to require program contractors to have all third party benefits identified and contracted for purposes of cost avoidance prior to rendering services?
                             Please comment and provide additional clarification.   (Definitions: Cost Avoidance)
                        A:   Yes, if possible; it is not the intent of this provision to prevent or delay the delivery of services.

4        APIPA          Q:   Will AHCCCSA add "or one of its subcontractors" after "Program Contractor" in the second line?
Def                          (Definitions: Cost Avoidance)
                        A:   We do not believe it is necessary. Our contract is with program contractors; it is their responsibility.

4        APIPA          Q:   In this definition, as presented, encounters submitted by providers for services rendered but denied
Def                          payment by a program contractor for various administrative reasons in the normal course of claims processing would not be reported to AHCCCSA.  Even if an encounter is denied, would not
                             AHCCCSA want to receive information that a covered services was provided but denied for administrative reasons (i.e., a record do the occurrence of an encounter event), in order to more appropriately reflect utilization another databases for analysis and rate setting purposes, regardless
                             of an encounter's payment status?   (Definitions: Encounter)
                        A:   The definition of "encounter" includes all
                             data of an encounter whether or not a
                             financial liability was included. The
                             definition states "It includes all services
                             for which the program contractor incurred
                             any financial liability." If there is
                             financial liability associated with the
                             event, it must be reported as an encounter.
                             This language does not preclude the program
                             contractor from reporting encounters of a
                             non-covered service, no financial liability,
                             alternative health care, covered by third
                             party, etc. In fact, we encourage reporting
                             these encounters for our use in quality
                             management, utilization, quality indicators,
                             rate setting, capitation and additional
                             purposes.

4        APIPA          Q:   Please clarify that the "rules" as referred to in this definition are referenced in A.A.C. R9-28-3xx et
Def                          seq.?   (Definitions: Enrollment)
                        A:   These are addressed in A.A.C. Article 4, R9-28-402, R9-28-405.

4        APIPA          Q:   What is the definition of and requirements for a "registered provider"?  Who performs the
Def                          registration process and how is this information made available to program contractors?
                             (Definitions: FFS)
                        A:   An AHCCCS registered provider is an entity (individual or organization) that has an active
                             AHCCCS provider ID and provides AHCCCS covered services within the scope of practice as defined by federal, state and local law and regulations and AHCCCS policy for the provider type.
                             If a provider's ID number is inactive, AHCCCS will not pay FFS claims or accept encounters for services that provider may render to AHCCCS members.  A provider receives an AHCCCS provider ID number by submitting a completed AHCCCS provider registration application, other applicable required forms, and signed Provider Participation Agreement. The provider must meet all minimum requirements for the provider type including licensure and/or certification.  The
                             AHCCCS Provider Registration Unit performs the provider registration process and provides a monthly tape to the health plans and program contractors that contains information on AHCCCS registered providers.

4        APIPA          Q:   Please clarify that Home Delivered Meals would only be available to members receiving HCBS
Def                          services in their own homes (i.e. not institutionalized or not residing in an HCBS approved alternative residential setting).

                        A:   Refer to the AHCCCS Medical Policy Manual, Chapter 1200, Section 1240.
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4        APIPA          Q:   Please clarify that Homemaker Services, as defined here, may be performed through Attendant
Def                          Care services described above.  If not, please provide detail as to the distinctions in the services to be provided by these two (2) provider types.
                        A:   Refer to the AHCCCS Medical Policy Manual, Chapter 1200, Section 1240, and Chapter 1500,
                             Section 1540.

5        MMCS           Q:   In the past, MMCS has allowed members to use their Medicare benefits with any Medicare
Def                          approved hospice. Does this definition of Hospice now restrict the member's choice in only using a program contractor's approved network for hospice services?
                        A:   This definition only applies to situations where the hospice service is covered under Medicaid.
                             This does not prevent a member from electing to use his or her Medicare hospice benefit.

6        APIPA          Q:   What is the definition of an "AHCCCS DMS"?  (Definitions: PAS)
Def                     A:   AHCCCS DMS means Arizona Health Care Cost Containment System, the Division of Member
                             Services.

6        APIPA          Q:   Is the term "member", as used in this definition of PAS, to refer to an individual initially applying
Def                          for ALTCS program benefits (i.e. is performed as part of an initial application for ALTCS benefits in accordance with the terms of the last paragraph on page 9)?
                        A:   "Member" refers, in this circumstance, to "applicant or member".  The PAS is used to determine initial (applicant) and ongoing (members) medical eligibility as specified in section D., pages 9 and
                             10.

7        APIPA          Q:   What is the definition of a "Primary Caregiver?"   (Definitions: Respite Care)
Def                     A:   "Primary caregivers" refers to individuals who are the member's usual caregivers.  This generally refers to non-paid family members and significant others involved in the member's care.

7        APIPA          Q:   What is the definition of the term "Fiscal Agent"?  Is it meant to be synonymous with the term
Def                          "Agent" as previously defined?   (Definitions: Subcontractor)
                        A:    "Fiscal agent" refers to an agent authorized to commit or obligate funds on behalf of another.

7        APIPA          Q:   What is the definition of the term "Supportive Living Services"?   (Definitions: Supportive
Def                          Residential Living Center)
                        A:   Refer to the AHCCCS Medical Policy Manual, Chapter 1200, Section 1230.

9        APIPA          Q:   Please clarify the combination of conditions that would satisfy the word "either" in the second
Intro.                       sentence.  Would not pregnant individuals be first referred to apply for SOBRA benefits administered under the Acute Care Program?
                        A:   It is true that most AHCCCS eligible pregnant women would be covered under the acute care program.  However, if a pregnant woman is determined to be at risk of institutionalization as determined by the PAS and meets all other ALTCS eligibility criteria, she could be found eligible for the ALTCS program and receive her ALTCS coverage through the program contractor.  One of the Title XIX eligibility requirements is for an individual to be categorically related to the federal program; either as an aged individual (age 65), a disabled individual (which includes blindness), a dependent child (under age 18 or age 18 and a full time student expecting to graduate by age 19), a parent of a dependent child, or pregnant.  These requirements apply both to the acute and long term care programs.

9        MMCS           Q:   Has the ALTCS definition of who we serve changed (e.g. pregnant)?
Intro.                  A:   See answer above.


9        APIPA          Q:   How are the circumstances of age and the conditions listed associated with "financial eligibility"?
Intro.                       Please clarify that these circumstances represent separate eligibility requirements used in combination with the financial thresholds to determine eligibility for ALTCS Program benefits.
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                        A:   The ALTCS Financial Eligibility decision includes financial (income, resources) as well as non-
                             financial eligibility requirements such as
                             age 65 or older, disabled, blind, under 18
                             or pregnant, U.S. citizen, Arizona resident,
                             having a social security number and
                             assigning rights to third party payment
                             sources. All of these requirements must be
                             met; in addition, financial eligibility
                             criteria and medical eligibility criteria
                             must be met. See Chapter 1600 of the ALTCS
                             Eligibility Policy and Procedures Manual.

9        APIPA          Q:   In and /or under what circumstances would AHCCCSA not perform an annual PAS evaluation? Or
Intro.                       is this meant to refer to a PASARR?
                        A:   Annual PAS reassessments are not completed in certain circumstances.  These are discussed in
                             A.A.C. R9-28-305, Reassessments.

10       MMCS           Q:    Is 1996 expected to have a 13.8% growth?
Intro.                  A:   After further research on ALTCS historical enrollment data, AHCCCS has determined that the projected growth of the ALTCS EPD population is between 6-8% during the state fiscal year ending 6/30/96.

10       APIPA          Q:   What is the status of AHCCCSA's application to HCFA for the removal of the HCBS placements
Intro.                       cap?  Please confirm, if possible, the statement made at the Offeror's Conference that the CY 97 statewide HCBS cap may be set at 45%, up 5%
                             from the current year. What HCBS rate cap
                             should offerors use in preparing their bid
                             responses?
                        A:   AHCCCSA has requested to have the HCBS cap
                             eliminated; this request is still pending.
                             At the Offeror's Conference, AHCCCSA staff
                             indicated that, in the past, when requests
                             to eliminate the cap have been made, HCFA
                             has increased the cap 5%. If this occurs,
                             then the new cap would be 45%. Offerors
                             should use the HCBS percentage set for each
                             county.

10       APIPA          Q:   The RFP states that the State has requested federal approval for removing the percentage cap
Intro.                       entirely on HCBS placements.  If this cap is removed, what impact will this decision have on the pre-determined HCBS placement distribution percentage noted on the capitation disk?
                        A:   None

10       TEMM           Q:   Does AHCCCSA view the growth and expansion of HCBS services as unlimited? What
Intro.                       consideration has AHCCCSA given to HCBS reaching its maximum potential within given geographical areas? What consideration has AHCCCSA given to the limited resources in rural counties in establishing the HCBS percentages?
                        A:   AHCCCSA does not view the growth and
                             expansion of services as unlimited. However,
                             AHCCCSA believes that due to expanding
                             network, alternative settings and the
                             realignment of financial incentives, HCBS
                             placement will experience growth. AHCCCSA
                             will continue to monitor growth trends by
                             geographic area to determine when HCBS
                             placement may be reaching maximum potential.
                             AHCCCSA recognized urban and rural
                             differences when applying the percentage
                             add-on to the HCBS placement distribution
                             for capitation purposes.

11       APIPA          Q:   Is the term "Private Duty Nursing" to incorporate service availability of 24 hours per day, 7 days
D.1                          per week?  If yes, is this required in all cases, or can a program contractor establish parameters in each case based on need?
                        A:   Yes, if services are cost effective.  Refer to the AHCCCS Medical Policy Manual, Chapter 1200,
                             Section 1240 and Chapter 1500, Section 1520.

11       CHS            Q:   Long-Term Care - HCBS Alternative Residential Settings: AHCCCS Rule R9-28-202 does not
D.1                          specifically refer to a Traumatic Brain Injury Treatment Facility.  Can AHCCCSA clarify the exact facilities and locations referred to?
                             If this is a "treatment facility," is it not an Institutional Setting, such as a Rehabilitation Institute?

                        A:   These are health care facilities with an unclassified license for the treatment of people with head
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                             injuries. "Unclassified" is a catch-all term
                             for any health care facility that does not
                             fit into one specific ADHS licensure type
                             (e.g., nursing care institution, adult care
                             home). There are two known facilities in the
                             Phoenix metropolitan area operated by
                             NovaCare. We are not aware of any program
                             contractors using these settings.

12       PHS            Q:   What are the quality management requirements of AHCCCSA for behavioral health services?
D.2                     A:    Quality Management for program contractors is defined in Chapter 1000 of the AHCCCS Medical
                             Policy Manual.

12       APIPA          Q:   Are members allowed to self-refer for behavioral health services?  If so, is there a limitation as to
D.2                          how many times a member may self-refer (and for types of services, if applicable) for behavioral health services in a twelve (12) month period?
                        A:   Yes, members are allowed to self refer;
                             there are no limits on Title XIX services.
                             Should a member make repeated self-referrals
                             that are not medically necessary, the case
                             manager and behavioral health coordinator
                             should make every attempt to educate the
                             member. There should be clear tracking and
                             documentation in such situations.

12       APIPA          Q:   Do all behavioral health services, regardless of referral source, require coordination through the
D.2                          member's ALTCS Case Manager?
                        A:   The case manager is responsible for knowing of and coordinating all services received.  The program contractor must establish a system that includes case manager notification of any behavioral health service.

12       APIPA          Q:   Does AHCCCSA have available a copy of the standardized, initial HCBS members' behavioral
D.2                          heath screening tool to be used by program contractors?  If so, will such a copy be available for review by offerors in the Bidders Library?  Can a program contractor modify the tool to capture additional information, as warranted?
                        A:   There is no such screening tool.  Program contractors must develop and use their own assessment tools at the initial assessments and reassessments.

12       APIPA          Q:   A behavioral health screen for HCBS members is required within seven days of referral.  Does this
D.2                          refer to the referral for HCBS services or the referral specifically for behavioral health services?
                        A:   A behavioral health screen for HCBS members
                             is required within seven days of referral
                             for behavioral health services. A behavioral
                             health screen within seven days is not
                             required for members in nursing home
                             facilities as the member is in a safe
                             environment. The referral generated from
                             that source, i.e. the PCP or other staff,
                             indicates that the member has already been
                             screened. Determination that services are
                             needed is evidenced by the referral. For
                             nursing home referrals, services must begin
                             within thirty days.

13       APIPA          Q:   Is the log only for calls from members seeking information in the event of an emergency?
D.6                     A:   The log is for members seeking emergency services.

14       CHS            Q:   Please clarify the difference between "medically necessary" institutional care and Respite Care.
D.8                          Currently, in the CATS coding for an HCBS member placed temporarily in a nursing home would be the respite code. Please clarify the period of institutionalization. The ALTCS Policy referring to
                             Transitional Members states that the period of institutionalization may not exceed "90 days per admission",  whereas the RFP states "90 days."
                        A:   Respite Care is for providing rest and
                             relief for family members caring for the
                             member who normally resides at home. An
                             ALTCS-T member per the PAS no longer meets
                             the criteria for the institutional level of
                             care. The nursing facility (NF) revenue code
                             for Respite Care is not to be used for
                             ALTCS-T members unless it is for the purpose
                             of respite. When an ALTCS-T member's
                             condition changes and requires medically
                             necessary NF services, the appropriate NF
                             revenue code should be used. The 90 days is
                             per admission as stated in the policy.

14-16    MMCS           Q:   For a continuing offeror, will ALTCS grant a short transition period (e.g. 60 days) to meet the
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D.9                          mandated caseload sizes?
                        A:   Offerors were made aware of this requirement more than five months before the beginning of
                             Contract Year 96-97, which gives the continuing offeror adequate notice to meet this requirement

14-16    APIPA          Q:   Who will be performing the program contractor's annual case management ratio review?  What
D.9                          tools and measurement criteria will be used in performing this review?
                        A:   Each contract year AHCCCSA staff reviews the
                             appropriateness of the current case
                             management ratios. Input from program
                             contractors, data from other states, and
                             overall case management performance are
                             given consideration when determining if
                             adjustments are warranted.

14-16    APIPA          Q:   Given that membership levels and service placements (levels of care and settings) may change
D.9                          monthly, would AHCCCSA approve changes in case management ratios by program contractors monthly to better serve members' needs,
                             based on the information included in the
                             Monthly Roster report?
                        A:   No.

14-16    APIPA          Q:   What is the definition of "case management" (not included in Section C - Definitions)?
D.9                     A:   Refer to the AHCCCS Medical Policy Manual, Chapter 1600.

14-16    APIPA          Q:   If an Adult Care Home is considered to be an approved HCBS alternative residential setting
D.9                          (Section D definition), please provide information to justify a required service review every 30 days as opposed to 90 days for HCBS service
                             settings. If the 30 days service review
                             timeframe is appropriate for Adult Care Home
                             placed members, how is the 60 day
                             differential factored into the case
                             management caseload sizes listed above? Is
                             the 30 day service review timeframe also
                             required for other defined approved HCBS
                             alternative residential settings?
                        A:   The legislation for the pilot program requires on-site visits every 30 days by the case manager.

14-16    APIPA          Q:   Within what timeframe is a Case Manager required to obtain the initial behavioral health
D.9                          professional's consultation for a member requiring behavioral health services, in order to coordinate behavioral health services delivery?
                        A:   The case manager would not delay the
                             delivery of any necessary behavioral health
                             services if a behavioral health professional
                             was not available for consultation at the
                             time the service was identified and needed.
                             Initial consultation should occur within at
                             least 5 working days; however, consultation
                             should occur sooner if the situation were
                             urgent.

14-16    APIPA          Q:   What are the penalties AHCCCSA may impose if services are initiated between the 14 and 30 day
D.9                          service initiation standards?  On its face this appears to be a contradiction - is it AHCCCSA's intent that services for potentially complex
                             cases be initiated within 4 calendar days of
                             the initial on-site contact, if it occurs on
                             the 10th calendar day from enrollment
                             (within standard)? For example, for on-site
                             contacts that occur on a Friday preceding a
                             Monday holiday, is it AHCCCSA's intent that
                             a program contractor would only have one (1)
                             calendar day to coordinate and initiate
                             services?
                        A:   There will be no penalties. Future awards
                             and contract renewals will evaluate program
                             contractors against the two week standard.
                             This is to encourage program contractors to
                             see members and determine needs before the
                             10 days. Any cases that have complex needs
                             may require services to be initiated
                             expeditiously so that hospitalization and
                             other high cost services can be prevented.

14-16    APIPA          Q:   How will the CATS 5% acceptable data error rate be monitored?  What are the potential penalties
D.9                          if the error rate is exceeded?
                        A:   This standard does not apply to program contractors who enter data directly on the CATS.

14-16    APIPA          Q:   For current program contractors who are on-line with CATS, does AHCCCSA anticipate any
D.9                          system changes, interface modification or other requirements to CATS for CY97?
                        A:   The Technical Interface Guidelines were distributed to all current program contractors and are available in the bidders library.
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14-16    APIPA          Q:   In reference to program contractors transmitting to CATS in lieu of using an on-line terminal will
D.9                          program contractors be required to continue using the on-line terminal or can they opt to develop some other data capture process and submit
                             on tape? If so, what are the advantages
                             and/or disadvantages of doing this?
                        A:   The program contractor should retain one terminal or PC with dial-in access to facilitate processing or reviewing of data exceptions encountered while processing the file transmission.
                             Data exceptions are identified on an exception report that is created at the time the program contractor interface process attempts to apply the service plan and placement data to the ALTCS database.  Maricopa County and DES/DDD benefit from the program contractor interface because it eliminated the need to enter the case management information twice, once for the CMP service plan and once for their internal use.  Maricopa County and DES/DDD have an electronic link between the AHCCCS system and their systems.  They receive their exception reports electronically immediately following the processing of their data transmissions.  Therefore, they are able to identify and resolve data exceptions the day after their transmissions are processed. The primary disadvantage for the program contractor is the requirement that they develop a new application or modify existing applications to create the file for input to the program contractor interface.  Additionally, program contractors need to consider how they will handle data exceptions that will result from the processing of their transmission file.

14-16    CHS            Q:   Please define AHCCCSA's method of establishing the program contractor's rate, per member per
D.9                          month, for Case Management. CHS has been unable to access the underlying calculations on the disk which was provided by AHCCCS.
                        A:   Assumption for HCBS mix, case load, salary,
                             benefits and travel have been included in a
                             calculation model which is available on the
                             capitation bid disk (press F-1 when on the
                             case management amount).

14-16    CHS            Q:   The paragraph describing case manager initial contact with the members states that, "the case
D.9                          manager shall make initial contact with the member within five days of enrollment, initial on-site contact with the member within 10 days of
                             enrollment,...." Because the definition of
                             "days" by the RFP in "calendar days, unless
                             otherwise specified, "this conflicts with
                             Chapter 1600 of the AHCCCS Manual which
                             allows for "working days." If the intention
                             is indeed "calendar days" , this will be
                             even more problematic since there will be no
                             more prospective notice of enrollment.
                        A:   The language should read "five working days" and "10 working days".

14-16    CHS            Q:   Late Placement Report: What mechanism will be used for evaluating the reason as to whether the
D.9                          explanation for the non-placement of a client is valid? What type of notice will the program contractor receive prior to retroactive adjustment, and what time frames will apply?
                        A:   AHCCCS will use its judgment in determining whether the explanation for non-placement of a client is valid. As examples, a valid reason
                             might be a client who is uncooperative; an
                             invalid reason might be a lengthy wait
                             caused by an inadequate provider network.
                             The program contractor will receive a late
                             placement list quarterly and will have two
                             weeks to respond to the notice. Retroactive
                             adjustments will depend on the circumstances
                             of each case.

14-16    TEMM           Q:   Will AHCCCS revise the AHCCCS Medical Policy Manual, Chapter 1200, 1500, 1600 and
D.9                          Appendix F to reflect the "AHCCCSA performance standard of two weeks" to initiate services during the term of this contract? If future
                             awards and contract renewals are evaluated
                             against "AHCCCSA's performance standard", at
                             what point in time is this standard to
                             begin?
                        A:   The appropriate policy manual sections will be revised.  The standard is to begin October 1, 1996 and will be evaluated by the case management review process and other methods that are appropriate.

14-16    PINAL          Q:   Page 16, Paragraph 2, states: "timely entry of data related to placement history cost effectiveness
D.9                          studies and service plans into the Client Assessment and Tracking System (CATS). "Timely" shall mean within 14 days of the event which gave rise to the transaction (e.g. service approval by the
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                             case manager, placement change)." AHCCCS
                             Medical Policy Manual, Chapter 1600 ALTCS
                             Case Management, Policy 1620, Case
                             Management Responsibilities, Page 1620-21.H.
                             states "The case manager is responsible to
                             update information in the CATS (CA160,
                             CA161, and CA165) within five working days
                             of the reassessment." Please clarify which
                             time line AHCCCSA requires of program
                             contractors.?
                        A:   The RFP statement is correct.  The policy manual will be revised.

14-16    PINAL          Q:   Page 14, AHCCCSA has increased allowable caseload sizes effective October 1, 1996. Can you
D.9                          describe what methodology AHCCCSA used to determine these caseload sizes? Were methodologies currently in use considered,
                             such as the methodology described in the
                             Spring 1996 issue of the Journal of Case
                             Management, Volume 5, Number 1, "A Method to
                             Determine Case Manager Caseloads in
                             Long-Term Care", by Cynthia Zelff Massie?
                        A:   AHCCCS surveyed several state Medicaid
                             agencies about their case management ratios
                             for nursing facility and HCBS members. A
                             review of literature related to case
                             management ratios was also performed. At the
                             operational reviews, AHCCCSA received
                             feedback on caseload sizes from case
                             managers during that portion of the review.
                             AHCCCSA also reviewed data from case
                             management service reviews regarding
                             timeliness, quality of care issues and unmet
                             needs by placement type.

16       APIPA          Q:   How and with what frequency will AHCCCSA monitor and review PASARR screening to
D.10                         determine potential FFP recoupments?
                        A:   AHCCCSA monitors the PASARR program
                             annually. HCFA also monitors the PASARR
                             program annually. FFP withholding could
                             occur if inappropriate admission without the
                             proper PASARR screening is identified during
                             either of these reviews. Cases for
                             withholding can also be referred by the
                             Division of Developmental Disabilities and
                             Arizona Department of Health Services.

16       PHS            Q:   (a) What is the status of the current ALTCS quality indicator project? (b) In regard to the listed
D.11                         quality indicators, what will be the program contractor's responsibilities and the time frames required? (c) What are the indicator descriptions for activities of daily living and fractures related to falls?
                        A:   (a) The Office of the Medical Director is currently in the process of revising timelines for the
                             Quality Indicators and other Quality Management projects. (b & c). Refer to the June 1995 draft of the ALTCS E/PD Clinical Quality Indicators for PC responsibilities and descriptions of the indicators.

16       APIPA          Q:   For the current quality indicators listed in this paragraph, what are the applicable compliance
D.11                         standards or benchmarks for each that will be required to be maintained by program contractors?
                        A:   See above response.

17       MMCS           Q:   Why was the due date for the quarterly Behavioral Health Utilization Report moved from 60 days
D.12                         after the end of the quarter to 30 days after the end of the quarter? Does AHCCCS realize that this will negatively impact the accuracy of the
                             reports because not all claims are received
                             and processed within this timeframe?
                        A:   The requirements for this report are being developed. Reporting deadlines may be changed and will be determined at a later date.

17       PHS            Q:    Why is the provider affiliation tape listed as part of the QM/UM reporting requirements?
D.12                    A:   AHCCCS administrative decision.

17       APIPA          Q:   Isn't AHCCCS under court order to require notice for more than just prior authorization denials?
D.13                         If yes, please describe the additional requirements, the status of the litigation, the applicability of the case to ALTCS program contractors and
                             whether bid and/or capitation rate
                             adjustments will be allowed or awarded based
                             on notice requirements in addition to those
                             specifically listed in the RFP.
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                        A:   Program contractors are required to comply
                             with 42 CFR 431.200 et seq. The cases
                             presently in litigation involve
                             notifications pertaining to eligibility
                             actions and to terminations, suspensions or
                             reductions in services related to prior
                             authorization decisions. AHCCCSA is
                             currently in the process of responding to
                             the court on these issues and will keep
                             program contractors apprised of these
                             developments.

18       APIPA          Q:   How will AHCCCSA monitor program contractors' successful implementation of the second
D.14                         language requirement for member communications?  What standards and/or criteria will be applied?
                        A:   It is up to the program contractor to have
                             knowledge of their members' needs regarding
                             second language printing requirements.
                             During review of member material and the
                             operational and financial reviews, AHCCCSA
                             will ask the program contractor how it
                             determines the need for material to be
                             presented in a second language.

18       TEMM           Q:   Will the "14 days before the change goes into effect" notification requirement be waived by
D.14                         AHCCCS if the program contractor is not notified by AHCCCS of program or service changes within 30 days before the change goes into effect?
                        A:   Except for unusual circumstances, such as
                             emergency legislation, AHCCCSA may waive the
                             14 day notification requirement if AHCCCSA
                             has failed to notify the program contractors
                             of a program or service change in a timely
                             fashion. AHCCCSA will impose an appropriate
                             notification date for these situations.

18       TEMM           Q:   The statement "[Program Contractor name] will make a final decision within 45 days of getting
D.14                         your written grievance" contradicts R9-28-802.B.4, which states "a final decision shall be rendered by the program contractor on all grievances
                             within 30 days of filling" and
                             R9-28-802.B.2, which states "all grievances
                             shall be filed orally or in writing."?
                             Please clarify.
                        A:   The Rule citations addressed in your
                             question are correct. All grievances must be
                             adjudicated within 30 days of filing, unless
                             the grievant agrees to an extension. Member
                             grievances may be filed orally or in
                             writing. The sentence is changed to read
                             "[Program Contractor name] will make a final
                             decision within 30 days of getting your
                             written or oral grievance."

20       PHS            Q:   Where is the documentation to be kept related to whether or not the adult member has executed
D.19                         advance directives? What is the definition of an adult member?
                        A:   The member's case record from the applicable institution should contain this information.  An adult member is anyone 18 and older.

20       MMCS           Q:   How does AHCCCS define concurrent review activities?
D.20                         A: Any activities performed by concurrent
                             review staff that are necessary to determine the appropriateness of stay in an inpatient hospital setting.

20       MMCS           Q:   Since JCAHO mandates hospitals to perform discharge planning, can this function be delegated?
D.20                    A:   Yes, but the program contractor is ultimately responsible for those activities.  Discharge planning can be delegated to hospital staff; however,
                             any delegated activities must be monitored
                             to assure appropriate D/C planning. The
                             program contractor must assure that the CM
                             or other designated staff are involved with
                             the discharge planning process.

20       MMCS           Q:   May a program contractor subcontract UR/concurrent review functions?
D.20                         A: Yes; however, it cannot be to an entity
                             that would have a conflict of interest,
                             (e.g., hospital). There must be a process in
                             place to monitor any of these delegated
                             activities.

20       MMCS           Q:   For which populations is the program contractor responsible for concurrent review (i.e., ALTCS
D.20                         members without Medicare and/or TPL, all ALTCS members regardless of primary payer)?
                        A:   The program contractor is responsible for concurrent review of any member for whom the program contractor has the primary payment responsibility.  When there is another primary payer, the case manager or other designated staff need to be involved to ensure a safe and appropriate discharge
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                             plan.

22       CHS            Q:   Please clarify whether the Provider Manual must be sent to out-of-network providers. Many times
D.23                         an out-of-network provider only provides a service one time, and the provider would not even be interested in receiving the provider Manual.
                        A:   The Provider Manual must be sent to all contracted providers only.

23       PHS            Q:   "The proposed network shall be sufficient to provide covered services within designated time and
D.24                         distance limits." Where are these limits defined?
                        A:   The distance limits pertain to Pima and Maricopa counties only.  This requirement is stated on page 62, in the last sentence of the second paragraph under "Network Maps". Appointment standards are stated in Section D, Paragraph 28.

23       APIPA          Q:   For an offeror's proposed network, what are the designated time and distance limits, by county, for
D.24                         the provision of covered services as referred to at the end of the first paragraph?
                        A:   See above response.

23       APIPA          Q:   Please confirm that monthly provider network changes will be required to be submitted to
D.25                         AHCCCSA in addition to the quarterly network tape changes submitted, as referenced in paragraph 12, page 17 (provider affiliation
                             tape). If so, what medium (tape, hard copy)
                             will be required for these monthly
                             submissions? Also when will the monthly
                             provider network changes report submission
                             be due at AHCCCSA (not listed in paragraph
                             12, page 17)?
                        A:   The reporting mechanism for the monthly
                             submission will be discussed at a future
                             program contractor meeting in order to
                             obtain program contractor input on this
                             report. The format, medium and submission
                             due dates will be established during this
                             discussion. The provider affiliation tape
                             will continue to be submitted quarterly.

23       CHS            Q:   Previous reporting requirements for network changes were required quarterly. If there are no
D.25                         additional additions or deletions to the network within a month, is a report required, or is this report required only if there are additions/deletions?
                        A:   See above response.

23       PHS            Q:   We currently submit a listing of the provider network on the quarterly provider affiliation network
D.25                         report. Is the monthly report a change of policy and if so, what is the reporting mechanism?
                        A:   See above response.

24       CHS            Q:   Please clarify why the program contractor must require a copy of the Provider Participation
D.26                         Agreement, since AHCCCS maintains copies of all of these agreements at the time that they assign a Provider number, and any subcontractor
                             that the program contractor uses must have a
                             Provider Number. The program contractor may
                             not be aware if the provider is an AHCCCS
                             Fee-for-Service provider or not.
                        A:   It is the program contractor's
                             responsibility to ensure all subcontractors
                             have a current AHCCCS Provider ID number.
                             The second sentence of Section 26 is deleted
                             and replaced with the sentence "The program
                             contractor shall retain a copy of each
                             subcontractors' AHCCCSA Provider
                             Participation Agreement."
24       MMCS           Q:   This clause states that "The program contractor shall develop and maintain a provider network
D.27                         sufficient to provide all ALTCS covered services and approved settings..." Does this mean that each program contractor must provide and/or
                             have a contract for all approved settings
                             regardless of level of need and/or cost?
                        A:   The program contractor shall develop and
                             maintain a provider network sufficient to
                             provide all ALTCS covered services and
                             settings. The program contractor shall make
                             every effort to contract for all approved
                             settings and services. This paragraph also
                             requires the program contractor to report
                             the circumstances making it unable to
                             correct the network deficiency.

24       MMCS           Q:   How does the requirement that all non-emergency behavioral health appointments be provided
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D.28                         within 7 days reconcile with the requirement
                             on page 12, #2 , that states that the
                             behavioral health screening for HCBS members
                             must be performed within seven days of
                             referral. Does the standard also apply to
                             nursing facility residents? Does the
                             screening satisfy the requirement for an
                             appointment? Does the requirement that
                             treatment begin within 30 days of the
                             referral continue to apply?
                        A:   Page 24, Paragraph 28, Appointment Standards, behavioral health services, b. Non-emergency appointments is incorrect.  It should read:

                                    For BEHAVIORAL HEALTH SERVICES,  the Program Contractor shall be able to provide appointments as follows:
                                    a.  Emergency appointments within 24 hours of referral.
                                    b.  Behavioral Health Screening within seven days of referral for HCBS members.
                                    c.  Non-emergency appointments for nursing home residents:  within 30 days of referral.
                                    d.  Non-emergency appointments for HCBS members: within 30 days of behavioral health screening.

                             The screening does NOT satisfy the
                             requirement for an appointment UNLESS an additional service is provided by a behavioral health professional. For example if a psychiatrist does the screening and determines that medication is required and provides a prescription at that time, then the first service has been delivered.

24       CHS            Q:   Behavioral Health Services, b. Non-emergency appointments. It is unreasonable to have a higher
D.28                         standard for non-emergency behavioral health service appointments than for non-emergent
                             Primary Care or Specialty appointments.
                             There is not a wealth of Behavioral Health
                             providers, such as psychiatrists or
                             counselors, particularly in the rural areas,
                             and their schedules are as busy as other
                             specialists or primary care providers?
                        A:   See above response.

24       APIPA          Q:   What are the appointment standards for pregnant members?
D.28                    A:   Refer to the AHCCCS Medical Policy Manual, Chapter 400, Section 410.

24       APIPA          Q:   What is the legal basis to require the reporting of "inappropriate practices by subcontractors,
D.29                         members or employees?"  This far exceeds any statutory or regulatory authority that we are familiar with and violates the spirit of a
                             rational approach to the appropriate
                             responsibilities toward fraud and abuse
                             between AHCCCSA and its contractors. The
                             problems raised by this wording include what
                             is or is not an appropriate practice that
                             must be reported, how do program contractors
                             train employees on the requirement, how can
                             program contractors comply with this
                             requirement which will mandate that each
                             provider, member and employee be viewed with
                             suspicion, and yet still respond to the
                             needs of each with a customer service
                             orientation. Please give serious
                             consideration to deleting this phrase or
                             replacing it with "a pattern of
                             inappropriate practices by a subcontractor,
                             member or employee that would likely
                             constitute fraud or abuse."


                        A:   The phrase "or inappropriate practices" is hereby deleted.  The amended sentence will read: "The
                             Program Contractor is responsible for reporting all cases of suspected fraud and abuse by subcontractors, members, or employees."

24       TEMM           Q:   Since AHCCCSA requires the program contractor to forward copies in advance of the review of
D.30                         requested policies, procedures, job descriptions, contracts, records, logs and other material and requires program contractor personnel to be
                             available at all times during the review,
                             can AHCCCSA (except in the cases noted in
                             the RFP) give the program contractor more
                             advanced notice than two weeks?
                        A:   AHCCCSA may request specific documents to be forwarded prior to the review.  In most cases,
                             AHCCCSA asks for very few documents to be forwarded in advance and asks only that these
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                             documents be available during the review.
                             The requested items are documents that the
                             program contractors should have developed.
                             AHCCCSA will give at least two weeks notice.
                             When there are problems with scheduling,
                             AHCCCSA will work with the program
                             contractors to try to reschedule.

24       TEMM           Q:   What scoring methodology is applied to the review finding if they are used in subsequent bid
D.30                         proposals?
                        A:   The results of the Operational and Financial
                             Reviews are evaluated to assess the program
                             contractors' compliance with AHCCCSA
                             contract requirements, policies, rules and
                             regulations as contained on the review
                             report.

26       APIPA          Q:   What will be the RFP response evaluation weight given to an offeror's Operational and Financial
D.31                         Readiness Review (OFRR) when these reviews may not be performed for all offerors (both new and continuing)? How is this possible
                             scoring weight built into the evaluation
                             criteria and scoring formula delineated in
                             Section I - Evaluation Factors Selection
                             Process?
                        A:   The Operational and Financial Readiness
                             Reviews may be conducted to assess a new
                             program contractor. A new program contractor
                             is considered to be an offeror who is
                             bidding on ALTCS for the first time or a
                             continuing offeror who is bidding on a
                             county where they currently are not the
                             program contractor. Therefore, it is not
                             necessary to perform readiness reviews on
                             all offerors. The purpose of the readiness
                             review is to determine whether the new
                             program contractor is ready to provide
                             services by October 1, 1996. The readiness
                             review is not factored into the RFP scoring.

26       APIPA          Q:   If OFRRs are to be performed, please confirm that they would occur in the timeframe between the
D.31                         response submission date (6/14/96) and the planned contracts award date (7/15/96).
                        A:   If the Operational and Financial Readiness
                             Reviews are performed, they will occur
                             between 6/17/96 and 9/30/96. Although
                             AHCCCSA reserves the right to conduct the
                             reviews of new offerors before the contract
                             award, the readiness reviews are usually
                             conducted after award.

26       APIPA          Q:   Please define "AHCCCSA's satisfaction" with regards to new offerors.  What criteria and
D.31                         standards will be used and required to be met to measure such "satisfaction"?  To what extent will
                             AHCCCSA require demonstrated abilities to satisfy AHCCCSA versus commitments or promises?
                        A:   AHCCCSA uses an evaluation tool similar to the Operational and Financial Review tool to assess the offeror's ability to operate as a
                             program contractor. The evaluation includes
                             a review of the provider network, provider
                             network management processes, program
                             operations such as staffing, case management
                             procedures, claims processing, behavioral
                             health program, etc. During this review
                             AHCCCSA will verify that all actions
                             proposed to be done (in the offeror's
                             proposal) have in fact been done.

26       APIPA          Q:   33. c.  Please confirm that the reporting to AHCCCSA on "a regular basis" will follow the terms
D.33                         outlined in paragraph 34 following.
                        A:   Yes, regular basis refers to the reporting
                             guidelines identified in the Reporting Guide
                             for Long-Term Care Program Contractors with
                             the Arizona Long Term Care System effective
                             10/1/96.
26       APIPA          Q:   33 f. Please define the term "other institutional" as used in this requirement.
D.33                    A:   For example, Arizona State Hospital.

27       APIPA          Q:   Can AHCCCSA define or provide examples of a reorganization that applies here?
D.34                    A:   Your question does not correspond to this RFP citation.

27       APIPA          Q:   What types of substitute security will be acceptable?  What criteria will be used to evaluate
D.35                         whether a bond substitute is sufficient?
                        A:   Performance bond guidelines (effective March
                             1, 1995) were distributed to all acute care
                             and long term care contractors. The
                             guidelines clearly identify acceptable
                             substitute securities. A copy of the
                             guidelines is available in the Bidder's
                             Library.
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28       APIPA          Q:   Please clarify that the "month of November" referred to means "November 1996"?
D.36                    A:   "month of November" refers to November 1996.

28       APIPA          Q:   In reference to the phrase "or as determined by AHCCCSA" in the first sentence, by what other
D.36                         criteria will AHCCCSA use to reasonably determine the performance bond amount?
                        A:   At this time, AHCCCS uses the November
                             capitation payment as the basis to determine
                             the initial amount of the performance bond
                             for all contractors. However, AHCCCS
                             reserves the right to modify this
                             requirement at any time during the term of
                             the contract.

28       YCLTC          Q:   Can a Resolution of the Yavapai County Board of Supervisor Pledging to Provide Financial
D.36                         Backing as an ALTCS Program Contractor, passed and adopted on June 14, 1993, meet the requirements for Performance Bond Substitute?
                        A:   If the resolution passed and adopted June
                             14, 1993 has no expiration or is not tied to
                             a particular contract or contract cycle, and
                             it is the intention of the County to
                             continue to pledge and provide financial
                             backing, the resolution can be used to meet
                             the performance bond requirement.

28       APIPA          Q:   Under what circumstances may AHCCCSA "deem appropriate" to change financial viability
D.37                         criteria and performance measures?  Would all changes be consistently applied to all program contractors?
                        A:   There are many factors which could cause a
                             change in the viability standards. For
                             example, equity per member generally
                             represents approximately one month of
                             capitation. This standard could change if
                             capitation rates were significantly
                             increased or decreased. Changes in viability
                             factors would be consistently applied if
                             appropriate. At the current time, the
                             standards are consistent for all
                             contractors. However, depending on the
                             change it may be appropriate to recognize
                             factors such as urban/rural differences or
                             program size.

28       APIPA          Q:   37. a.  Current Ratio:  Will AHCCCSA consider changing the definition of this ratio to make it
D.37                         consistent with the Acute definition which allows contractors to include as current assets any long term investments that can be converted to cash within 24 hours without significant penalty (i.e.
                             greater than 20%)?
                        A:   Yes, both definitions are identical. "Current assets" include any long-term investments that can be converted to cash within 24 hours without significant penalty (i.e. greater than 20%).

2        APIPA          Q:   37. b. Equity Per Member:  Will AHCCCSA consider changing the definition of this measure to
D.37                         make it consistent with the current measure and the Acute measure which does not require contractors to reduce the equity amount by the balance of the on-balance sheet performance bond?
                        A:   Both definitions are identical.  AHCCCSA will continue to take performance bonds into account when considering approval for distributions of equity.

28       PINAL          Q:   Equity per member is defined by AHCCCS as "equity, less on-balance sheet performance bond,
D.37                         divided by the number of members at the end of the period." Did the definition of equity per member change since the last contract period?
                        A:   See above response.

28       APIPA          Q:   37. c. Total Administrative Cost Percentage: I)  This measure has remained the same since the
D.37                         prior RFP, yet AHCCCSA continues to increase the administrative requirement of program contractors (i.e. program contractors must
                             establish a process for collecting the share
                             of costs from HCBS members). Will AHCCCSA
                             consider increasing this percentage in light
                             of the current program requirements? II) In
                             addition, will AHCCCSA please clarify the
                             proper expense classification of case
                             management costs. Are case management costs
                             to be classified as administrative or
                             program expenses?
                        A:   The administrative standard will remain 8 %.
                             As identified in the Reporting Guide for
                             Long-Term Care Program Contractors with the
                             Arizona Long Term Care System effective
                             October 1, 1996, case management costs are
                             considered administrative expenses.
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28       APIPA          Q:   37. d. Please define/delineate the expenses includable in the term "Total Administrative Expenses".
D.37
                        A:   As identified in the Reporting Guide for
                             Long-Term Care Program Contractors with the
                             Arizona Long Term Care System effective
                             October 1, 1996, administrative expenses are
                             identified as Compensation, Case Management,
                             Data Processing, Management Fees, Insurance,
                             Interest Expense, Occupancy
                             (Rent/Utilities), Depreciation and Other.
                             Others may include but are not limited to
                             legal fees, audit fees, bank fees and other
                             expenses associated with the overall
                             management and operation of the Program Contractor.

28       PINAL          Q:   According to AHCCCS, what is the definition of performance bond, and what purpose does it
D.37                         serve?
                        A:   Please refer to page 27 paragraph 35 of this solicitation for performance bond definition and purpose.  You may also refer to Performance Bond Guidelines available in the Bidder's Library.

28       PINAL          Q:   What is the purpose for the additional $2,000 equity per member above the performance bond
D.37                         requirement of 110% of the December 1994 capitation payment?
                        A:   Equity per member is used to provide
                             additional financial assurances. As stated
                             on page 28 paragraph 36, initial performance
                             bond amounts shall be based on capitation
                             payments expected to be paid in the month of
                             November or as determined by AHCCCSA. This
                             has been clarified to indicate November
                             1996.

28       PINAL          Q:   Do these requirements reflect what is stated in ARS 36-2952 which states that "...If there are any
D.37                         unexpected monies remaining in the fund at the end of any fiscal year, the county shall carry over such monies to the next fiscal year to be
                             used only to provide services pursuant to
                             this article or to pay all or any part of
                             the county's share of the total nonfederal
                             part of the actual costs of the Arizona
                             Long-Term Care System?
                        A:   Yes.

28       PINAL          Q:   Although we realize the wisdom in maintaining a reasonable amount of member equity, how is
D.37                         reasonable member equity determined?
                        A:   Equity per member is calculated as approximately one month's capitation per member.

28       PINAL          Q:   Total Administrative Cost Percentage as defined by AHCCCS is "total administrative expenses,
D.37                         excluding income taxes, divided by total revenue". The standard is set at "no more than 8%." In previous years, AHCCCS has determined
                             administrative costs according to the
                             percent of HCBS clients served. ALTCS
                             programs serving a higher percent of HCBS
                             clients were given a higher capitation rate
                             in the administrative line item to cover
                             additional expenses. If this will continue
                             to be the practice for determining
                             acceptable administrative expenses, it seems
                             that uniformly applying the 8% standard
                             might be misleading. For example, programs
                             capitated at 8 percent due to a higher HCBS
                             mix who spend 8 percent on administrative
                             costs will not appear as favorable in this
                             areas as programs capitated at 7 percent,
                             but who are also spending 8 percent on
                             administrative costs. When evaluating
                             financial viability criteria for the total
                             administrative cost percentage, how will
                             AHCCCS adjust for these differences?
                        A:   Offerors will be evaluated on their ability to meet the standard.

28       APIPA          Q:   For organizations with multiple lines of AHCCCS business, will it be necessary for indirect cost
D.38                         allocation methodologies to be approved in advance by AHCCCS' Office of Managed Care prior to the contract start date?
                        A:   Yes.

28       APIPA          Q:   Upon receipt by AHCCCS' Office of Managed Care, what are the approval turnaround timeframes
D.38                         and requirements to be met?  What information should be included in such a request?
                        A:   Approval for distributions, advances or loaning of equity funds requires approval from the Director of AHCCCS which is generally accomplished within two weeks from the date of receipt of the request. Information to include in the request will vary depending on the type of request.  For
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                             example, requests for a loan would require
                             at minimum the amount, the reason for the
                             loan, terms and interest rates. If the
                             program contractor is unclear what to
                             include in a particular request, it should
                             contact the AHCCCS Office of Managed Care
                             prior to submitting the request for approval
                             .
28       APIPA          Q:   Is prior approval needed for a distribution of profits or equity in excess of requirements to a
D.38                         program contractor's owners?  If so, what criteria will be used?
                        A:   Yes, prior approval is required for all distributions of equity or profit. Criteria may include, but not be limited to, amount of total equity, existence of outstanding loans and compliance with other viability standards.

29       MMCS           Q:   Is the HCBS cap expected to increase by the same % each subsequent year of the contract?
D.40                    A:   HCBS percentage will be reevaluated each subsequent year of the contract, and may not increase at the same ratio or "by the same amount."

29       APIPA          Q:   Under what circumstances, when a program contractor exceeds its contracted (assumed) HCBS
D.40                         percentage, will a program contractor be reimbursed amounts, rather than having amounts recouped?
                        A:   Never.  Based on the recoupment/reimbursement schedule on page 29 of the RFP, a program contractor would not be reimbursed when it exceeds the assumed HCBS mix.  Reimbursement only occurs when the program contractor's mix is below the assumed mix per the schedule on page
                             29 of the RFP.

29       CHS            Q:   Please define AHCCCSA's method of assigning the HCBS percentage to the program contractors.
D.40                         Can the reconciliation be accomplished every six months, and can it be done within thirty days of the end of the period?
                        A:   HCBS percentage was calculated on a county
                             specific basis using actual placement year
                             to date as of January 1996. A percentage to
                             accommodate growth trends and alternative
                             settings was added. Reconciliation's will be
                             completed at the end of the contract period
                             when CATS data is considered to be complete.

29       TEMM           Q:   Please define AHCCCSA's methodology for calculating the assumed ratio "mix" of HCBS
D.40                         member months.
                        A:   See above response.

29       APIPA          Q:   Program contractors are not allowed to enter into hospital reimbursement arrangements that when,
D.41                         in the aggregate, the subcontracted rates exceed what would have been paid had the AHCCCS Fee
                             For Service Hospital Reimbursement rate been
                             used. In light of the fact that AHCCCSA's
                             Fee for Service Hospital Reimbursement rates
                             will not be made available until after the
                             RFP submission deadline, how will the State
                             address the potential situation that a
                             prospective bidder has unknowingly
                             subcontracted with a hospital or nursing
                             facility a reimbursement package that in the
                             aggregate exceeds the AHCCCS Fee For Service
                             Hospital reimbursement rate and this
                             subcontract was included as part of the
                             program contractor's RFP response?
                        A:   Program contractors may not reimburse a
                             hospital more, in the aggregate, than what
                             AHCCCS would pay, in the aggregate, under
                             the hospital tiered per diem system. The
                             inpatient hospital rates will be adjusted
                             effective 10/1/96 for inflation and length
                             of stay, as was done 10/1/95. These new
                             rates will not be available prior to the
                             proposal due date of 6/14/96. Therefore,
                             offerors should use caution in developing
                             their contracts with hospitals.

29       APIPA          Q:   What is anticipated at the time this question is answered regarding AHCCCSA's "disentanglement"
D.41                         legislation?  How will this section change in response?  Will bidders be allowed a bid or program change in response to the likely impact of
                             the legislation? Please view this question
                             generally and in light of a Program
                             contractor in a rural county that uses a
                             Maricopa or Pima County hospital for
                             tertiary services.
                        A:   SB 1283 (AHCCCS Omnibus) which addresses disentanglement legislation is effective 10/1/97.
                             Implementation of this legislation will be handled through a contract amendment if necessary.
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29       TEMM           Q:   Are hospital contracts which reimburse the hospital at the tiered per diems for inpatient services
D.41                         and AHCCCS specific cost-to-charge ratio required to be submitted to the AHCCCSA, Office of
                             Managed Care? If hospital contracts are
                             approved by AHCCCSA, Contracts and
                             Purchasing, in compliance with Section E,
                             Paragraph 10, Subcontracts, are they also
                             required to be submitted to the Office of
                             Managed Care?
                        A:   All contracts should be submitted to the AHCCCSA, Contracts and Purchasing Office.

30       APIPA          Q:   Based on the language contained in this paragraph and the verbal answer provided at the Offerors
D.42                         Conference, please confirm that the Ventilator Dependent member capitation rates are not open or subject to the bidding process under this solicitation.
                        A:   Ventilator Dependent rates have been set by AHCCCSA and are not open or subject to the bidding process under this solicitation.

30       APIPA          Q:   Please define the term "approved ALTCS institutional settings" as referred to in  this paragraph.
D.42                    A:   Refer to Chapter 1200 of the AHCCCS Medical Policy Manual.

30       APIPA          Q:   Please confirm that the cost for a Ventilator Dependent member's annual pulmonologist evaluation
D.42                         is to be borne by the program contractor.
                        A:   That is correct.

30       CHS            Q:   The Ventilator Dependent Reimbursement capitation rates do not appear to include any allocation
D.42                         for risk, when assessed against actual costs for services for non-Medicare covered clients. For example, in reviewing costs for our previous
                             institutional vent-dependent client, the
                             costs for institutional, acute, and
                             administration were at $12,000. Our current
                             HCBS vent-dependent client has a secondary
                             insurance, but the costs, would be
                             approximately $6,000 if there were no
                             secondary insurance. As a small plan, there
                             are not enough vent-dependent clients to
                             "spread" the risk. If no adjustment is
                             possible, can AHCCCSA allow plans to receive
                             reinsurance after some monthly deductible
                             for services that are not normally covered
                             by reinsurance?
                        A:   To determine capitation rates for ventilator
                             dependent clients, AHCCCS reviewed current
                             rates paid, surveyed all existing
                             contractors and reviewed past encounter
                             analyses. AHCCCS is currently conducting an
                             additional encounter study to verify rates
                             established. At this time, AHCCCS is not
                             considering a reinsurance program for
                             ventilator dependent clients.

30       CHS            Q:   Can the reconciliation be accomplished every month, and can it be done within thirty days of the
D.42                         end of the period?
                        A:   The ventilator dependent reconciliation for placement will be conducted on a quarterly basis.

30       TEMM           Q:   The first sentence indicates "the Program Contractor will be paid on a capitated basis for ventilator
D.42                         dependent members, however R9-28-710.D stipulates "Program contractors shall be paid on a fee-
                             for-service basis for approved services
                             rendered to ventilator dependent
                             individuals." Please clarify.
                        A:   AHCCCSA will request a rule change to allow
                             for the capitation of ventilator dependent
                             members in all counties; however, the RFP
                             provision takes effect 10/1/96 regardless of
                             the status of the rule change request.

30       TEMM           Q:   Placement data is required to be entered in CATS by the program contractor for each member.
D.42                         Since the placement data is available to AHCCCSA on ventilator dependent clients, why are all ventilator dependent clients reimbursed at
                             the Home and Community Based Services
                             capitation rate instead of the actual
                             placement capitation rate? If AHCCCSA cannot
                             reimburse the program contractor on the
                             actual placement of the ventilator dependent
                             client, can the reconciliation of capitation
                             rake place on a monthly versus a quarterly
                             basis due to the potential impact on the
                             program contractor?.
                        A:   The AHCCCS system is not currently programmed to accept two rates (HCBS and Institutional)
                             for ventilator dependent clients.  AHCCCSA will continue to reconcile for placement of ventilator
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                             dependent clients on a quarterly basis.

30       PINAL          Q:   According to the capitation rates set by AHCCCS, the average HCBS costs for ventilator
D.42                         dependent members should be $5,000 per month, and for institutional members, $12,000 per month. During the 1995-96 contract year, Pinal County Long-Term Care served two ventilator dependent members at an average cost of $1,594 per day, or $48,458 per month during their status as ventilator dependent members. Additionally, $90,000 was reimbursed through reinsurance for acute care expenses incurred during the thirty days prior to achieving ventilator dependent status.
                             Given the difference between our actual costs of $48,458 per monthly and the $12,000 per month for institutional ventilator dependent clients given in the ALTCS RFP, we have the following questions: How did AHCCCS determine the monthly capitation rates for ventilator dependent members?. Will these members be reinsurable? Does the monthly amount include all services, or only certain categories of service as determined by AHCCCS?
                        A:   To determine ventilator dependent capitation rates, AHCCCS reviewed current rates paid, surveyed all existing contractors and reviewed past encounter analysis. AHCCCSA is currently conducting an additional encounter study to verify the rates established. Ventilator Dependent clients are eligible for regular acute inpatient hospitalization reinsurance. For more information on reinsurance coverage please refer to the AHCCCS Reinsurance Policy/Procedure Manual. The rates established by AHCCCSA for ventilator dependent clients include all services.

30-31    PHS            Q:   What will be the procedure and time frames for approval of services and reinsurance for behavioral
D.43                         health/TBI clients?
                        A:   AHCCCS staff is currently developing the policy and procedures for this process.

30-31    APIPA          Q:   (1)  When will AHCCCSA determine the deductible for Behavioral Health/Traumatic Brain Injury
D.43                         (BH/TBI)?
                             (2) If the deductible is determined after the bids are due, will bidders be allowed to adjust their rates accordingly? Please specify what services are and are not included under the BH/TBI category.
                             (3) What criteria will the OMD use to (One) approve or deny services in this category; and (Two)
                             determine what is or is not subject to reinsurance?
                             (4) What is the timeframe in which the OMD will respond?
                             (5) Also, will retrospective approval be given? In as many instances, whether behavioral health services are "high cost" is not known until after treatment has been initiated.
                             (6) Is the AHCCCSA suggesting here that a program contractor as the OMD for authorization at the onset of any behavioral health or traumatic brain injury service to preserve a claim for reinsurance?
                             (7) What steps will AHCCCSA take here to avoid the confusion and inconsistencies that were experienced with the sick newborn deferred liability system?
                        A:   (1)  There is no deductible - please see Amendment #1.
                             (2)  N/A; see above.
                             (3-5) AHCCCSA is in the process of developing a policy that will address these issues. The policy will be available on or before 5/20/96.
                             (6) This reinsurance is related to placement only. OMD should be notified of placement of members in high cost settings.
                             (7) The policy that is being developed will contain detailed information in order to avoid any confusion.

30-31    APIPA          Q:   Please define the term "catastrophically eligible" (not defined in Section C - Definitions).  What
D.43                         are the Office of the Medical Director Manual cites for the special catastrophic program?
                        A:   Catastrophic coverage is defined in R9-22-101, Rules, Definition, "catastrophic coverage limitation" and  R9-22-503, Reinsurance, J-1.2.3. Catastrophic coverage is defined in the
                             AHCCCSA Reinsurance Policy and Procedure Manual. Currently, major organ transplants and hemophilia are considered catastrophic.
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30-31    APIPA          Q:   What will be the frequency and duration of the retrospective medical review process for regular
D.43                         HCBS reinsurance cases?
                        A:   Quarterly audits or until claims are submitted in the system. In the event a Program Contractor has no claims submitted for the contract year, a site visit will be scheduled to review the program.

30-31    APIPA          Q:   What formula and associated variables will be used in extrapolating the sample results to the
D.43                         program contractor's regular ALTCS reinsurance reimbursable population?
                        A:   A random sample (25%) of claims meeting the reinsurance threshold. A case is opened for a member with the first hospitalization and would continue for any additional hospitalizations that member would have. If a case is initiated during one quarter (continue hospitalization), but the member is not discharged until the second or third quarter, all medical documentation and claims for that hospitalization are reviewed.

30-31    APIPA          Q:   Will the extrapolation of the sampling results and possible partial reimbursement be applied only
D.43                         to the test period under review?
                        A:   See pages 2-16, Chapter 2, Section 9 of the AHCCCSA Reinsurance Policy/Procedure Manual.

30-31    APIPA          Q:   Will identified recoupable amounts be effected through a monthly capitation payment adjustment
D.43                         or another means?
                        A:   Amounts will be recouped through adjustments to capitation payments.

30-31    MMCS           Q:   (1)  What is the process by which program contractors must obtain prior authorization for
D.43                         potentially high cost behavioral health/TBI individuals?
                             (2) Will the process accommodate placements that must be done on an emergency basis?
                             (3) Please explain how the following will be handled: A member is receiving behavioral health services at a level that is not expected to reach the reinsurance threshold. A change in condition occurs and the member requires additional services that will likely reach the threshold. The program contractor requests and receives approval from AHCCCS to include the individual in the reinsurance program.
                             (4) Will the costs incurred prior to the approval be considered "allowable" for the purposed of reinsurance?
                             (5) Will all cost be included in the reinsurance rate, in other words, are all behavioral health costs for services and settings counted including Level I, Level II, facilities for persons with TBI, all behavioral health procedure codes, medications, IMD, specialized behavioral health nursing facility units, adult care home for persons with TBI, crisis services, etc.?
                             (6) Will reinsurance for BH/TBI be based on encounter data or will there be some other reporting mechanism?
                             (7) Will periodic approval be required in order to maintain a person in the BH/TBI reinsurance program after initial approval has been granted?
                             (8) What is the intent of AHCCCS by requiring prior authorization for reinsurance for expensive services or settings?
                             (9) When AHCCCS reviews a request for inclusion in the reinsurance program, what criteria will be used in the decision-making process?
                             (10) In other words, will AHCCCS utilize purely financial criteria or will it use clinical criteria?
                        A:   (1)  This will be covered in the TBI policy that will be released on or before 5/20/96.
                             (2)  Yes, OMD will accommodate these placements that must be done on an emergency basis.
                             (3-5) This will be covered in the TBI policy.
                             (6) It is anticipated that the data will be reported manually similar to the catastrophic reinsurance method. The policy will detail the submission requirements.
                             (7)  This will be covered in the TBI policy.
                             (8) The purpose of prior authorization is to reduce risk that may be incurred as this service has the potential for being high cost.
                             (9)  This will be covered in the TBI policy.
                             (10)  This will be covered in the TBI policy .
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31-32    APIPA          Q:   Does AHCCCSA mean "deny authorization and/or reimbursement for a service" when the RFP
D.44                         states "deny a service?"  What is the legal authority for denying authorization for a medically necessary covered service because of the existence of other coverage? On page 32, first full paragraph, what if the their party insurer refused to divulge or respond in a timely manner on whether the service is covered? In the paragraph just above Cost Recoveries, is it correct to assume that the obligation to transport for third party benefits extends only to trips for ALTCS covered services?
                        A:   "May deny a service" is an option which may be used in order to coordinate benefits.  The program contractor may deny the provision of services, including the payment.  Authorization means that a service is necessary.  Services cannot be denied if it jeopardizes the member's health.
                             AHCCCS is the payer of last resort pursuant to ARS 36-2903.G.   Provision of transportation to
                             coordinate benefits applies to all covered services.

31-32    APIPA          Q:   Please identify AHCCCSA's authorized representative for third party collections?
D.44                    A:   Health Management Systems, Inc., and its corporate affiliate, HHL Financial Services, Inc.

31-32    APIPA          Q:   Please provide detail, on a pro-forma or model, basis of an acceptable third party collections
D.44                         subcontract with AHCCCSA's authorized representative.
                        A:   This is available in Bidder's Library.

31-32    APIPA          Q:   Under what circumstances and frequency will a program contractor be required to report case level
D.44                         detail of third party collections and cost avoidance (i.e. as per the terms of paragraph 34)?  Does
                             AHCCCSA have any specific reporting format to be used?
                        A:   Specific reporting requirements are to be determined.

33       APIPA          Q:   Will AHCCCSA notify program contractors of any new Medicare services which are not covered
D.45                         by AHCCCSA?
                        A:   As AHCCCSA becomes aware of new Medicare services not covered by ALTCS, Program
                             Contractors will be notified.

33       APIPA          Q:   Please provide a listing of all Medicare TEFRA Risk HMO's in Arizona by county, if available.
D.45                    A:   We regret we don't have this information available.



33       CHS            Q:   Please define the difference in scope or limitation of inpatient psychiatric services, psychological
D.45                         services, inpatient and outpatient occupational coverage, or respite services for QMB eligible persons versus Medicaid services, or refer to the specific citation which describes those services.
                        A:   For information on the scope of inpatient psychiatric services, refer to Section 1812(c) and (e),
                             1861(c) and (f), and additional information contained in Part A Coverage--Inpatient Psychiatric
                             Hospital Services. Copies of these documents labeled as items #2, #3, #5 and #13 are in the binder labeled "Medicare/Social Security Act" in the Bidder's Library. For information on psychological services, refer to Section 1832(a)(2)(B)(iii), 1861(b)(4) and additional information contained in
                             Part B Benefits--Psychiatrists and Psychologists, Part B Benefits--Qualified Psychologist and
                             Clinical Social Worker Services, and Inpatient Hospital Coverage--Psychologist and Physical
                             Therapists. Copies of these documents labeled as items #1, #3, #8, #9 and #11 are in the binder labeled "Medicare Social Security Act" in the Bidder's Library. For Information on inpatient and outpatient occupational coverage, refer to Section 1832(a)(2)(C), 1861(g) and (p), 1833(g) and additional information contained in Inpatient Hospital Coverage--Psychologist and Physical
                             Therapist, Inpatient Hospital Coverage--Coverage Issues-Occupational Therapy, and Part A
                             Coverage--Other Diagnostic and Therapeutic Items or Services. Copies of these documents labeled as items #1, #4, #6, #7, #11, #12 and #14 are in the binder labeled "Medicare/Social Security Act"
                             in the Bidder's Library. The document, Part B Benefits--Mental Health Services and (and Partial
                             Hospitalization Coverage) which provides information on psychiatric services, psychological services and occupational therapy services are labeled as item #10 are in the binder labeled
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                             "Medicare/Social Security Act" in the Bidder's Library. The sole reference we located regarding respite is provided under Respite Care in the section on Hospice Services. A copy of this information is labeled as item #15, and is in the binder labeled Medicare/Social Security Act" in the Bidder's Library.

33       PHS            Q:   What does inpatient and outpatient occupational coverage mean?
D.45                    A:   See above response.

33       PINAL          Q:   Paragraph 5, states: "If a dual eligible is enrolled with a Medicare TEFRA Risk HMO, Medicare
D.45                         will not reimburse the Program Contractor for Medicare covered services provided by the Program
                             Contractor. Therefore the Program Contractor shall refer the member to the Medicare TEFRA risk
                             HMO for all Medicare Covered services and shall not be responsible for the payment of any
                             Medicare copayments, deductibles or premiums assessed by the Medicare TEFRA Risk HMO. The
                             Program Contractor shall be responsible for any Medicaid covered services not provided by the
                             Medicare TEFRA Risk HMO." Currently program contractors are responsible for deductibles and
                             Co-Pays. Please explain this shift in policy and who is responsible for the deductibles and co-pays.
                             PCLTC's concerns that the TEFRA Risk HMO and its providers will not provide services if they don't received the co-payment.
                        A:   AHCCCS is requesting clarification from HCFA at this time regarding deductible and co-pays. As soon as there is a definitive ruling on this issue, AHCCCS will notify all offerors.

33       APIPA          Q:   Please confirm the verbal statement made at the Offerors Conference that the last sentence of the
D.46                         first paragraph, "The Program Contractor must establish a process for collecting the share of cost from HCBS members." , refers only to those HCBS members residing in alternative residential settings.
                        A:   The sentence quoted generally refers to those HCBS members residing in alternate residential settings.  However, if an HCBS member has an "income only trust" and therefore actually has more income than the $1,410.00 income maximum, he or she may have a share of cost.
                             Example:  Mrs. Brown has monthly income of $1,800 per month.  Allowable deductions include
                             $1,410 personal needs allowance if in her own home,  $50 medical insurance premium
                                                     $   1800
                                                       - 1410   monthly income deductions
                                                       -   50
                                                      -------
                                                    $     340   share of cost
                             If this member resided in an alternative residential setting, the Share of cost would be:
                                                        $  70.50   personal needs allowance
                                                          700.00   room and board charge
                                                           50.00   medical insurance
                                                        --------
                                                         $820.50   deductions

                                                        $1800.00   monthly income
                                                        - 820.50
                                                        --------
                                                       $  979.50  share of cost

33       APIPA          Q:   Are program contractors to consider the "actual share of cost assignment" to be the amount as
D.46                         shown as the share of cost by member per the monthly Member Roster report?
                        A:   Yes.

33       APIPA          Q:   Will the potential recoupment of amounts identified from the annual share of cost reconciliation be
D.46                         accomplished through a capitation payment adjustment?
                        A:   Share of cost recoupment will be made through deductions to capitation payments.

33       APIPA          Q:   How often will AHCCCSA change/adjust a member's assumed share of cost during a (12) month
D.46                         period, or is the assumed share of cost an average per member per month by county?
                        A:   The share of cost on the capitation rate calculation sheets (CRCS) will be reviewed annually.
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33       APIPA          Q:   Will AHCCCSA please provide the details, formula, etc. of its share of cost reconciliation
D.46                         procedure?  What date will be utilized?
                        A:   The reconciliation is completed by county and compares actual Share of Cost assignments (dollars)
                             for the contract year divided by total member months (not including ventilator dependent) for the contract year. This amount is compared to the Share of Cost assumption used in the capitation rate and will result in either a recoupment or refund of the difference. As indicated in the RFP, the reconciliation will occur at the end of the contract year, or more frequently if deemed necessary by
                             AHCCCSA.

33       APIPA          Q:   How will AHCCCSA be providing the HCBS share of cost information to program contractors?
D.46                         Will the HCBS share of cost be provided on the daily member roster the same as the current share of cost information, with a separate action code define the change or update?
                        A:   The share of cost for HCBS members will be included on the ALTCS Member Roster as is currently being done for institutionalized members. The possible need for any specific coding different from what is in place will be considered.

33       APIPA          Q:   Will the share of cost be adjusted if a member is HCBS and then, due to medical necessity,
D.46                         becomes institutionalized during the month, or vice versa?  How will a program contractor receive the changes related to this potential share of cost adjustment?
                        A:   Yes, changes in the member's living arrangement (placement) may cause a change in the member's share of cost. Anytime a change in the member's circumstances requires an adjustment to the member's share of cost, this change is done prospectively and is reflected on the program contractor's Member Roster.

33       APIPA          Q:   Is it correct to presume that the implementation of any HCBS share of cost will occur monthly and
D.46                         that is may also change monthly as it presently does for institutionalized members?
                        A:   Yes, share of cost is always assessed for a monthly amount, and changes in the member's circumstances may require a change in the member's share of cost. Generally, these are changes in the member's placement, member's income, or in the share of cost allowable deductions.
                             Elements affecting the share of cost are discussed in more detail in the ALTCS Eligibility Policy and Procedures Manual, Chapter 1600.

33       TEMM           Q:   Please define AHCCCSA's methodology for calculating the assumed deduction for share of cost
D.46                    A:   Actual Share of Cost (SOC) assignments for the period 10/95 through 1/96 were divided by total member months for the same time period.  A cost of living adjustment was also applied.

33       MMCS           Q:   Program contractors must establish process for collecting SOC from HCBS members - Are we
D.46                         correct I assuming you are speaking about alternative residential settings R&B only?
                        A:   Yes.

34       APIPA          Q:   The definition of "Management Services Subcontractor" on page 5 extends the requirement for
D.47                         approval to a contract for "any administrative service" needed to fulfill the program contractor's obligations. We can understand the need to know of and approve all of this information as it related to securing a contract through this bid process. However, such a requirement could become burdensome for both AHCCCSA and Program contractors after contracts are awarded.
                             would AHCCCSA consider limiting the approval requirement to contracts above a threshold amount, say $5,000 annually, or to contracts directly related to management of the program contractor or some specific requirement(s) under Section D of the RFP?
                        A:   All management services contracts as defined in the RFP must be submitted to AHCCCSA for approval.

34       APIPA          Q:   What types of financial sanctions may be imposed by AHCCCSA resulting from implementation
D.47                         of this paragraph?
                        A:   Sanctions are determined on a case-by-case basis.  See p.36, paragraph 56 of the RFP.
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34       PINAL          Q:   "All management services subcontractors are required to have an annual financial audit.  A copy of
D.48                         this audit shall be submitted to AHCCCSA, Office of Managed Care, within 120 days after the subcontractor's fiscal year." What exactly is AHCCCS requiring in this section? Does AHCCCS require an independent audit performed by an independent accountant not affiliated with the program contractor? Will AHCCCS accept compiled or reviewed financial statements?
                             Furthermore, are there standards specific to AHCCCS that must be included in the audit? Must every management service subcontractor have an audit or are there income criteria that would determine who must have the audit conducted?
                        A:   AHCCCSA is requiring a certified financial audit. The audit may be conducted by the same firm that completes the offeror's financial audit, but should not be an employee of the offeror.
                             AHCCCSA will not accept compiled or reviewed financial statements. If services billed by the management services subcontractor are less than $50,000 annually, AHCCCSA will waive the requirement for an audit.

35       APIPA          Q:   Will AHCCCSA consider adding the words "or agreed to by the Administration and Program
D.51                         Contractor" at the end of the sentence?
                        A:   No.

35       APIPA          Q:   Please describe the data exchange penalties referred to in this paragraph?
D.53                    A:   At this time, the only penalties related to the data exchange requirements include those for data validation studies and pended encounters. However, as indicated in Section D, Paragraph 56 of the
                             RFP, AHCCCS may sanction Program Contractors for any non-compliance with data exchange requirements.
                             `
35       APIPA          Q:   Please define the term "contract services".  Is the term to be synonymous with "encounters" or
D.54                         more all encompassing such as "covered services"?
                        A:   At this time, the only penalties related to the data exchange requirements are for data validation studies and pended encounters. However, as indicated in the RFP, AHCCCS may sanction
                             Program Contractors for any non-compliance with data exchange requirements.


36       APIPA          Q:   In those cases where AHCCCSA will require program contractors to use a specialty contractor,
D.55                         will AHCCCSA commit to program contractor input in advance into the need for and selection of a specialty contractor? Is cost the only basis upon which a program contractor does not have to sue a mandated specialty contractor?
                        A:   This section now pertains solely to organ transplants. In the future it may include other situations.
                             As long as the services that the Program Contractor are able to contract for are equivalent, cost would be the predominant consideration. Quality of care concerns and past performance by a provider would also be considered.

36       APIPA          Q:   Are sanctions determined on a case-by-case basis per occurrence, or does AHCCCSA have
D.56                         specified sanctions for specific types of contract "non-compliance" with delineated AHCCCSA standards?  If so, please identify such sanctions and their frequency of applications, amounts imposed, etc.
                        A:   Sanctions are determined on a case-by-case basis.

37       APIPA          Q:   With regards to the second paragraph, a contract clause that makes failure to timely sign a contract
D.57                         as grounds for termination is inconsistent with AHCCCSA's stated historical and continuing contracting philosophy of collaboration, partnership and fairness. This is especially true when there is no obligation on AHCCCSA to discuss proposed modifications upon renewal with a program contractor. Consequently, we strongly suggest removal of this section in its entirety. At a minimum, we suggest deletion of the words "or modification" from the second paragraph and the addition of a sentence that says the Administration and a program contractor may mutually agree to extend a contract while formal contract extensions and the terms thereof are being discussed.
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                        A:   In law and in public policy, the state always reserves the right to unilaterally amend or terminate its contracts for any reason and the contractor has the related right to present a claim for appropriate compensation. In most situations, however, AHCCCSA solicits contractor input and agreement before amending any contract.

37       APIPA          Q:   Based on this paragraph, is it AHCCCSA's intent that any amendments to this contract are to be
D.57                         accepted by program contractor without any potential prior negotiation to reach mutually acceptable concurrence of the times and expectations to be included?
                        A:   See above response.

37       APIPA          Q:   In the last paragraph beginning "Other AHCCCS related issues ... will ...", please explain the
D.60                         potential use of tobacco tax monies for various reasons. Would the use of these Moines be restricted to specific disease states, transplants, rate codes or have any qualifying restrictions?
                             Would these monies be provided based on membership levels in the counties of Cochise, Gila,
                             Pinal and Santa Cruz? Would these monies be provided in addition to the capitation rate and how much would a program contractor receive such monies? Is there a potential for other counties to be considered for relief, related to tobacco tax monies funding?
                        A:   When the RFP was prepared, AHCCCS did not know whether any new tobacco tax legislation would be passed by the legislature.  The legislative session ended April 20 and the legislature passed HB. 2508, a new premium sharing program funded with tobacco tax monies that will impact the AHCCCS acute care program.  It is not available to ALTCS eligible persons.  The premium sharing program will be designed by a special legislative committee for non-AHCCCS, uninsured residents of the United States and Arizona who have income up to 300% of the federal poverty level.  Individuals who choose to enroll in the premium sharing program must pay a still-
                             undetermined amount to contribute to the cost of the premiums.  It is envisioned that services for this new population will be provided by AHCCCS acute care health plans.  If the legislative committee decides to proceed with the cost sharing program and it is implemented on October 1, acute care contract amendments will be issued.
                             In SB 1060, the legislature provided $1 million in financial relief to four counties (Gila, Pinal,
                             Santa Cruz and Pinal) in a direct appropriation to assist them with their contributions to the
                             ALTCS program. Money is not available to AHCCCS or the program contractors.
37       APIPA          Q:   60. h.  Effective Date of Enrollment:
D.60h                        (1) will AHCCCSA provide prospective bidders with the historical cost experience of new members up until they became the responsibility of the program contractors?
                             (2) Assuming the Legislature does not address the proposed change to the effective date of enrollment prior to the RFP submission deadline, will AHCCCSA provide guidance as to how prospective bidders should address this situation in their capitation proposals?  For example, should prospective bidders build their capitation proposal under the assumption that the effective date for program contractors for new members will be the date of notification or two days after the date of notification.
                             (3) Assuming the Legislature does change the effective date of enrollment for program contractors to the date of notification subsequent to the RFP submission deadline and prospective bidders were instructed to prepare their bids assuming the effective date of enrollment for Program contractors would continue to be two days after the date of notification, what is the AHCCCSA's plan for incorporating this change into the bid process?  Will prospective bidders be allowed to adjust their previously submitted bids?
                        A:   Offerors should develop their capitation proposals under the assumption that the effective date for program contractors will continue to be two days after the date of notification.

40       APIPA          Q:   Will AHCCCSA consider requiring both parties to sign to modify the contract by amendment?
E.3                     A:   Since the state reserves the right to unilaterally amend the contract, signing by both parties is not required.

41       APIPA          Q:   Will AHCCCSA concur adding "or as otherwise provided under this Agreement" to the end of this
E.7                          clause?
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                        A:   Since no "otherwise provided" provision appears in the RFP, adding the terminology you're recommending would serve no purpose.

41       APIPA          Q:   Please delete "or anyone for whom the Program Contractor may be responsible."  This clause is
E.8                          overly broad, vague and unnecessary given the list of those from who AHCCCSA is protected by the other terms in the indemnification.
                        A:   If the program contractor is "responsible" for a person's performance under this contract, that person's performance should certainly come under the purview of the general indemnification clause. We do not agree that it is overly broad, vague or unnecessary.

41       APIPA          Q:   For clarification add "by Program Contractor" between "performed" and "under."
E.9                     A:   Your recommended revision would distort the meaning of this paragraph.  Work performed by subcontractors is also included within the meaning of  "work performed".

41       APIPA          Q:   10. g.   What is meant by a "description" of a subcontractor's patient, medical and cost
E.10                         recordkeeping systems, in terms of level of detail?
                        A:   The description must be sufficient to allow AHCCCSA to determine whether it is adequate to meet federal, state and contract requirements.

41       APIPA          Q:   10. j. Is it to be assumed that a related party is one that receives $25,000 or more in payments for
E.10                         services provided in a (12) month period, as per 42 CFR 455.100 et seq.?
                        A:   The "$25,000 or more in payments" provision is unrelated to the definition of a "related party."
                             Please see Section C, Definitions.

42       APIPA          Q:    Please define the term "NACHA".
E.12                    A:   NACHA" stands for "National Automated Clearing House Association".  A NACHA transfer is a wire transfer routed through an administrative service (NACHA) to the payee's bank.

44       APIPA          Q:   Will AHCCCSA provide an opportunity to cure a default?  If so, will it commit to one in the
E.21                         contract?
                        A:   The purpose of this paragraph is only to define a right reserved to the state, not to describe a process precedent to the exercise of that right.

44       APIPA          Q:   Will AHCCCSA consider making this provision to the program contractor, as well?
E.24                    A:   Yes.

44       APIPA          Q:   Will AHCCCSA provide advance written notice of its intent to offset?
E.25                    A:   Yes.

46       APIPA          Q:   Please clarify that this is a monthly, capitated payment contract based on an amount per member
E.34                         per month payment mechanism, rather than a "Firm Fixed Price" contract, as presently stated per this paragraph.?
                        A:   The term "firm, fixed-price" used in this paragraph is correct. A firm, fixed-price contract is one in which the compensation is stated and agreed to by the parties ("firm") and the price or prices stated are not subject to automatic adjustment (e.g. indexing, escalation, COL increases) during  the term of the contract ("fixed-price"). All of our capitated contracts are firm, fixed-price contracts.

46       APIPA          Q:   Will AHCCCSA commit to requiring itself to request correction in writing?
E.36                    A:   The manner of requiring correction of services will depend on the circumstances of each case.

47       APIPA          Q:   Please add that the requirements of this paragraph do not apply to summary data as described in
E.40                         ALTCS Rule 9-28-514.
                        A:   That is correct.  The restrictions upon disclosure of information do not apply to summary data and other reports which do not identify individuals by name.
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49       APIPA          Q:   The Offerors Mailing Address is not included on the Section J checklist.  For Section J purposes,
G.5                          where in an offerors response would AHCCCSA prefer to have this item located (e.g. Part I -
                             General Matters)?
                        A:   The Offerors Mailing Address is included in Section G.  The completion of Section G is a required submission on the Offeror's Checklist under "V. Organization".

50       APIPA          Q:   7. d. Financial Projections:
G.7                          (1) Will AHCCCSA please provide an acceptable reporting format for the required financial projections?
                             (2) Can the required financial projections be prepared on a combined service area basis or are separate projections be prepared on a combined service area basis or are separate projections required for each service area bid?
                        A:   AHCCCS will not provide a format for financial projections. Financial projections should include a balance sheet, statement of revenues and expenses, and changes in plan equity as defined by the
                             Reporting Guide for Long-Term Care Program Contractors with the Arizona Long Term Care
                             System effective October 1, 1996, available in the Bidder's Library. Financial statements may be prepared on a combined service area basis.



52       APIPA          Q:   For the purpose of submitting an appropriate Financial Disclosure Statement, is a change in
G.8                          corporate form, as opposed to an operational reorganization which occurred between the most recent fiscal year end date and 3/31/96, be considered a "significant change" requiring preparation of a 3/31/96 Financial Disclosure Statement for a continuing offeror?
                        A:   A change of this nature would be considered significant.  The offeror should prepare a 3/31/96
                             Financial Disclosure Statement.

54       APIPA          Q:   If a continuing offeror has filed a "Related Party Transactions" form with its most recent annual
G.9                          Financial Disclosure Statement, is it necessary to prepare and resubmit this information, or may the information be considered communicated as through the instructions for paragraph e.8 above?

                        A:   If a continuing offeror has filed a financial disclosure statement including related party transactions within the last twelve months and has not undergone significant changes, a new related party transaction form need not be submitted. However, if the offeror has undergone a significant change and is submitting a disclosure statement for the period ended 3/31/96, a related party transaction form for the same time period should be submitted.

54       APIPA          Q:   How far back in the past should bidders report related party transaction under this paragraph?
G.9                     A:   Twelve months; same requirement in G8, Financial Disclosure Statement.

60       MMCS           Q:   Is 4-19-96 the last possible date for questions or just for questions to be answered in the
H.4                          amendment?
                        A:   Just for questions to be answered in the amendment.  After that date, written questions will be answered individually.  A question that results in any change or significant clarification to the solicitation will be communicated to all prospective offerors by an amendment to the RFP.

61-63    APIPA          Q:   Please confirm, clarify and provide examples of the subcontracting risk arrangements AHCCCSA
H.10                         would like included, as discussed verbally at the Offerors Conference.
                        A:   An example of a risk arrangement contract between a program contractor and a nursing facility that would qualify for extra consideration follows: Program contractor provides a financial incentive to the nursing facility to identify members to the program contractor's case manager that can be stepped down from the current level of care or discharged from the facility into an HCBS setting.

61-63    APIPA          Q:   Please confirm that a Letter of Intent will have an equal evaluation weight as to a signed contract
H.10                         in the network scoring process, as discussed at the Offerors Conference.
                        A:   The letter of intent will have the same weight as a signed contract in the network scoring process.
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61-63    APIPA          Q:   Please confirm that only one copy of an offerors Provider Manual is required to be submitted to
H.10                         satisfy the instructions of this RFP.  (i.e. that one original and five copies are required; however, only one Provider Manual is requested).
                        A:   Only one  copy of the offeror's Provider Manual is required.

63       APIPA          Q:   Please confirm from the Offerors Conference that hard copies of an offerors CRCS by county are
H.11                         to be included in the submitted copies, in addition to the one (1) capitation bid disk.
                        A:   Offerors are required to submit hard copies of their capitation bid by county. Please see
                             Attachment F, Page F-1, last sentence of the first paragraph.

63       APIPA          Q:   What is meant by "clinical standards used" and "restrictions on settings for care"?
H.12                    A:   "Clinical standards used" refers to the clinical standards that would be used for establishing utilization management policies and procedures. "Restrictions on settings for care" refers to the need to identify in  utilization management policies and procedures any restriction of services based upon settings for care.

66       YCLTC          Q:   For counties that have first right of refusal and no competitive bids, why must they go through Best
H.20                         and Final Offer process? Why not offer the mid-point rate and avoid the costly negotiation process?
                        A:   Best and Final Offers (BFO's) are at the sole discretion of the AHCCCSA. As indicated in this solicitation, BFO's are an opportunity for the offeror to resubmit rate components not previously accepted by AHCCCSA. If the offeror has made an acceptable bid on all components, or is willing to accept the components set at the lower half of the actuarial rate range, the offeror need not submit a BFO if one is offered.

67       VHS            Q:   On Paragraph 1, entitled "Nursing facility network," the second sub-paragraph states that "Extra consideration will be given for letters of intent that specify payment rates, share cost collection agreements, and certain types of risk relationships." It is not clear how respondents to the RFP should document these "extra consideration" items since the Sample Letter of Intent (Attachment E of the RFP) contains language specifying that no alterations to the Letter of Intent are permitted.
                        A:   Your suggestion has been adopted for use and has been incorporated in the revised Attachment E,
                             Letter of Intent, included herein. All offerors shall submit the revised Letter of Intent which includes the entry "Summary of Terms Attached? Yes _____ No_____". If yes is checked, the offeror must attach documentation that addresses rates, share of cost collection and/or risk arrangements. The offeror may add this documentation for Letters of Intent that have already been completed prior to this amendment decision.

67       PINAL          Q:   The offeror must submit the signed letters of intent and/or the contract signature pages for Contract
                             Year 96-97 as part of its proposal. PCLTC has many contracts which only need to be renewed for
                             1996-97, do we need the letters of intent for renewable contracts?
                        A:   Yes.

67       TEMM           Q:   Please clarify the statement "extra consideration....given for letters of intent or contracts that specify payment rates, share of cost collection agreements, and certain types of risk relationships."
                             What does "extra consideration" mean? Please provide examples.
                        A:   "Extra consideration" refers to the points awarded in the scoring process. For example, a letter of intent or contract for nursing facilities with specific payment rates, share of cost collection agreements, and risk arrangements will be awarded more points.

Atch B   PHS            Q:   Why are partial care services required county wide versus facility location?
                        A:   This was an error and has been corrected. Please see the revised Attachment B in this amendment.

Atch B   MMCS           Q:   (1)  Partial Care:  Please explain why AHCCCS has determined partial care to be county-wide vs.
                             facility location?
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                             (2) Behavior Management: Can the fact that the program contractor provides county-wide personal care, also satisfy the requirement of providing county-wide behavioral management (behavior management =
                             personal care)?
                             (3) How will county-wide coverage be scored?
                             (4) Pharmacy: Gila Bend - There are no pharmacies in Gila Bend to my knowledge.
                        A:   (1) Partial Care should be listed as "Facility Location" on all applicable pages of Attachment B.
                             (2) No. While behavioral management and personal care are essentially the same services, the services providers are not. You must have the capability of providing behavior management, with providers that meet the qualifications for behavior management providers, in approved service settings (including home) county-wide.
                             (3) The offeror must indicate if the service is county wide. If the service cannot be established county wide, the Program Contractor must explain as described on page 62, "Network Development"
                             (4) There is no pharmacy in Gila Bend, so this requirement is deleted. Nevertheless, the offeror must have a pharmacy system capable of providing medication to outlying areas of the service area.

Atch B   APIPA          Q:   Attachment B refers to a network disk.  Please confirm that the network disk requirement has been deleted and that the paper roster referenced on page 62 (Section H) is the only network requirement, along with the amended Attachment G.  Will AHCCCSA also be modifying the Section J checklist to reflect this change?
Atch B                  A:   The network disk requirement has been deleted. A completed paper roster for the nursing facility network, revised Attachment G and the roster described on page 62, "Acute care, HCBS and Behavioral
                             Health" are the required submission for the provider network. Attachment J, Offeror's Checklist, has been revised to reflect this change and is included in this amendment.


Atch C   CHS            Q:   In some cases, pends can be a result of AHCCCS systems limitations. In those instances, the program contractors work with AHCCCS staff to try to correct the pended encounter. There should be no sanctions in these instances, as long as the program contractor has made every effort to try to correct the pended encounter. Please clarify if additional language can be inserted to this effect?
Atch C                  A:   See revised Attachment C, included herein.

Atch F   PHS            Q:   What is the formula used to calculate the PMPM cost from the Annualized Units per 1,000
                                                                                          --------------------------
                             member x Unit Cost?
                             ------
                        A:   PMPM is calculated as follows: Annualized Units multiplied by Unit Cost divided by 12,000 =
                             PMPM.

Atch F   PHS            Q:   How was the HCBS percentage derived and how will this percentage be determined in subsequent years?
                        A:   HCBS percentage was calculated on a county-specific basis using year-to-date information as of
                             January 1996.  A percentage to accommodate growth trends and alternative settings was added.
                             HCBS percentage in the subsequent contract years will be reevaluated and revised accordingly.

Atch F   APIPA          Q:   In the main worksheet of the bidding section of the capitation disk, AHCCCSA provided the following, pre-determined factors:
                             -- HCBS and Institutional Placement Distribution Percentages
                             -- Case Management Per Member Per Month (PMPM)
                             -- Patient Share of Cost (PSOC) PMPM
                             -- Vent Dependent Capitation PMPM (Home and Institutional)
                             Would AHCCCSA please define how these factors were calculated? What assumptions, variables, were used in calculating these factors?
Atch F                  A:   HCBS and Institutional Percentage:  This percentage was calculated on a county specific basis using actual placements year to date as of January 1996.  A percentage to accommodate growth trends and alternative settings was added.
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                             Case Management PMPM: Assumptions for HCBS mix, case load, salary, benefits and travel have been included in a calculation model which is available on the capitation bid disk (press F-1 when on the case management amount).
                             Ventilator Dependent: To determine capitation rate for ventilator dependent clients AHCCCS reviewed current rates paid, surveyed all existing contractors and reviewed past encounter analysis. AHCCCSA is currently conducting an additional encounter study to verify the rates established.

Atch F   APIPA          Q:   Do the HCBS placement distribution percentages noted on the capitation disk represent the federal
                             cap?   If not, what are the federal cap percentages for HCBS placements and would AHCCCSA please explain the rationale for setting the HCBS placement distribution percentages at rates different from the federal cap percentages?
                        A:   The HCBS placement distribution does not represent the federal cap. The federal cap is currently 40%
                             with a request to lift the cap entirely. AHCCCSA did not set the HCBS placement at the federal cap as it would be difficult for the majority of contractors to achieve. There is no requirement from HCFA to establish capitation rates at the federal cap.

Atch F   YCLTC          Q:   Is the "surgical services" line item required or can data be included in Specialists and Primary Care
                             Physician line items?
                        A:   Offerors should use the designated line items whenever possible.

Atch F   YCLTC          Q:   In the Acute & HCBS worksheets, can projections be net of Medicare/TPL and then eliminate the need for Medicare/TPL projections (i.e., Line 18 Acute).
                        A:   Acute and HCBS costs should be reported gross of Medicare/TPL.

Atch F   YCLTC          Q:   Under "Case Management Assumptions", why were projections used for HCBS mix but not for total number? We have seen a 4% increase in the last two months and anticipate growth that would allow for at least one additional case management position over assumption level, as well as increasing  supervision from .9 to full-time. If this can be demonstrated at time of Best & Final
                             Offer, will we be able to adjust Case Management line item?
Atch F                  A:   For purposes of the capitation bid disk, AHCCCSA will not revise the enrollment amount used in the case management calculation.

Atch     TEMM           Q:   Please provide examples of the types of agreements between nursing facilities and program
G                            contractors which would qualify for "extra credit or consideration in the scoring process."
                        A:   Two examples of an agreement between a nursing facility and a program contractor related to the collection of share of cost that would qualify for extra consideration follows:

                             Example #1: Program contractor has delegated the share of cost collection function to the nursing facility. After unsuccessful attempts by the facility to collect the share of cost from the member, the program contractor agrees to send written notification to the member. The notification is expected to reasonably increase the probability of the collection of the member share of cost.

                             Example # 2: The program contractor has retained the share of cost collection function. After unsuccessful attempts to collect share of cost from the member, the nursing facility agrees to perform specified procedures that are expected to increase the probability of the collection of the member share of cost.

Atch I   PINAL          Q:   Paragraph one states, The Offeror must submit the signed letters of intent and/or the contract signature pages for Contract Year 96-97 as part of its proposal. PCLTC has many contracts which only need to be renewed for 1996-97, do we need the letters of intent for renewable contracts?
Atch I                  A:   Yes.

Atch J   PHS            Q:   On the Check List (Page J-2), V. Organization-Financial Disclosure Statement does not have an *.
                             However, on page 52 #8, it states "continuing offers who have filed the required financial disclosure statements within the last 12 months need to complete this section if no significant
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
                             changes have occurred since the last filing. Is the disclosure statement required?
                        A:   If the offeror has filed a financial disclosure statement within the last 12 months and has not had a significant change, the offeror is not required to complete a financial disclosure statement as of
                             3/31/96.

         APIPA          Q:   Will there be unique numeric plan ID numbers assigned to each county for the ALTCS members, or would existing plan ID numbers be utilized if a program contractor is a continuing offeror with existing
                             ALTCS members?
                        A:   Existing plan ID numbers will be used if a program contractor is a continuing offeror with existing
                             ALTCS members.

         YCLTC          Q:   Could following RFP FORMS be provided on disk to facilitate completion by using word processors?
                             Section G - Representation and Certifications; Attachment D - Management Services Subcontractor
                             Statement; Attachment G - Nursing Facility Network Roster; Attachment J - Offeror's Checklist.
                        A:   Subject to availability of staff, AHCCCSA will provide this or any other available text on disk (Word
                             6.0 for Windows) at a charge of $25. per disk. AHCCCSA makes no warranties of compatibility regarding any material provided on disk. All such requests may be submitted to Mark Renshaw, Contracts and
                             Purchasing, and must be received by COB May 10, 1996.

Amdt     APIPA          Q:   Will AHCCCSA please clarify the reinsurance program for Behavioral Health/Traumatic Brain #1 Injury
                             (BH/TBI) members?
                        A:   This will be covered in the TBI policy.
         APIPA          Q:   Are the acute costs incurred for BH/TBI members covered under regular reinsurance?
                        A:   Acute care costs that would normally occur under regular reinsurance would be covered.

         APIPA          Q:   How are prospective bidders to factor in BH/TBI reinsurance (non-acute) for institutionalized BH/TBI members on the capitation disk? The capitation disk as presented does not include an area to address reinsurance on the institutional worksheet, only on the HCBS worksheet.
                        A:   There is no reinsurance for institutional services.  BH/TBI costs should be included on the HCBS worksheet.

         TEMM           Q:   Please clarify "acute care services and all other ALTCS services are not covered by reinsurance for this population."
                        A:   Members with behavioral health/TBI qualify for reinsurance reimbursement under the regular reinsurance program for acute inpatient

         TEMM           Q:   Do acute inpatient hospitalizations for the behavioral health/TBI qualify for reinsurance reimbursement?
                        A:   Acute care costs that would normally occur under regular reinsurance would be covered.
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